AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 26, 1999
                                                      REGISTRATION NO. 333-84141

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                AMENDMENT NO. 1
                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                            CARRIAGE SERVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           DELAWARE
(STATE OR OTHER JURISDICTION OF                        76-6152006
INCORPORATION OR ORGANIZATION)             (I.R.S. EMPLOYER IDENTIFICATION NO.)

                         1300 POST OAK BLVD, SUITE 1500
                              HOUSTON, TEXAS 77056
                                 (281) 556-7400
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                        CARRIAGE SERVICES CAPITAL TRUST
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                    APPLIED FOR
(STATE OR OTHER JURISDICTION OF            (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)

                         1300 POST OAK BLVD, SUITE 1500
                              HOUSTON, TEXAS 77056
                                 (281) 556-7400
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                MELVIN C. PAYNE
                             CHAIRMAN OF THE BOARD
                          AND CHIEF EXECUTIVE OFFICER
                                 (281) 556-7400
               (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                    COPY TO:
                                 T. MARK KELLY
                             VINSON & ELKINS L.L.P.
                             2300 FIRST CITY TOWER
                           HOUSTON, TEXAS 77002-6760
                                 (713) 758-2222
                              (713) 758-2346 (FAX)

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                          CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                               PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES TO BE      AMOUNT TO BE     OFFERING PRICE PER   AGGREGATE OFFERING      REGISTRATION
               REGISTERED                     REGISTERED           SECURITY               PRICE               FEE(1)
------------------------------------------------------------------------------------------------------------------------
7% Convertible Preferred Securities.....      1,875,000          $51.00(1)(2)       $95,625,000(1)(2)          $521
Convertible Junior Subordinated
  Debentures due 2029 of Carriage
  Services, Inc.........................         (3)                  --                   --                   --
Class A Common Stock, par value $.01 per
  share, of Carriage Services, Inc......     4,587,188(4)             --                   --                   --
Preferred Securities Guarantee(5).......          --                  --                   --                   --
------------------------------------------------------------------------------------------------------------------------
    Total...............................      1,875,000              100%              $95,625,000             $521
========================================================================================================================

                                                        (CONTINUED ON NEXT PAGE)
================================================================================

(CONTINUED FROM COVER)

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) of the Securities Act, as amended, based upon the average of the high and low prices on July 29, 1999. The total registration fee due in connection with this registration statement is $26,584. $26,063 of the registration fee, which was calculated based upon an incorrect offering price per security, was previously paid by the registrants.

(2) Exclusive of accrued interest and distributions, if any.

(3) $93,750,000 in aggregate principal amount of Convertible Junior Subordinated Debentures due 2029 (the "Convertible Junior Subordinated Debentures") of Carriage Services, Inc. (the "Company") were issued and sold to Carriage Services Capital Trust (the "Trust") in connection with the issuance by the Trust of 1,875,000 of its 7% Convertible Preferred Securities (the "Convertible Preferred Securities"). The Convertible Junior Subordinated Debentures may be distributed, under certain circumstances, to the holders of the Convertible Preferred Securities for no additional consideration.

(4) Such number of shares of Class A Common Stock, par value $.01 per share, of the Company (the "Class A Common Stock") as are initially issuable upon conversion of the Convertible Preferred Securities or the Convertible Junior Subordinated Debentures registered hereunder. This Registration Statement also covers such shares of Class A Common Stock as may be issuable pursuant to anti-dilution adjustments.

(5) Includes the rights of holders of the Convertible Preferred Securities under the Preferred Securities Guarantee. No separate consideration will be received for the Preferred Securities Guarantee.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING HOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION, DATED OCTOBER 26, 1999

     PROSPECTUS

                     1,875,000 CONVERTIBLE PREFERRED SECURITIES
                        CARRIAGE SERVICES CAPITAL TRUST

                         7% Convertible Preferred Securities
          (liquidation amount $50 per Convertible Preferred Security) guaranteed by, and convertible into Class A Common Stock of,
                            CARRIAGE SERVICES, INC.

                            ------------------------

     The Selling Holders may offer, from time to time:

    o   7% convertible preferred securities of Carriage Services Capital
           Trust

    o convertible junior subordinated debentures due 2029 of Carriage Services, Inc.

    o   shares of Class A common stock of Carriage Services, Inc.

     Carriage Services Capital Trust is a Delaware business trust. The 7% convertible preferred securities represent undivided beneficial ownership interests in the assets of Carriage Services Capital Trust.

     The Selling Holders may sell these securities from time to time directly to purchasers or through agents, underwriters or dealers. If required, the names of any other Selling Holders, agents or underwriters involved in the sale of these securities and the applicable agent's commission, dealer's purchase price or underwriter's discount, if any, will be set forth in a supplement to this prospectus.

     YOU SHOULD CAREFULLY CONSIDER MATTERS DISCUSSED UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 2.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is            , 1999

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
About this prospectus................    ii
Where you can find more
  information........................    ii
Cautionary statement about forward-
  looking statements.................   iii
The Company..........................     1
Risk factors.........................     2
Use of proceeds......................     7
Accounting treatment.................     7
Ratios of earnings to fixed charges
  and earnings to fixed charges plus
  dividends..........................     7
Carriage Services Capital Trust......     8
Description of Convertible Preferred
  Securities.........................     9


                                        PAGE
                                        ----
Description of Convertible Junior
  Subordinated Debentures............    28
Description of Guarantee.............    36
Relationship among the Convertible
  Preferred Securities, the
  Convertible Junior Subordinated
  Debentures and the Guarantee.......    39
Description of Company capital
  stock..............................    40
Federal income tax consequences......    43
Certain ERISA considerations.........    50
Registration rights..................    51
Selling holders......................    52
Plan of distribution.................    55
Legal matters........................    56
Experts..............................    56

     AS USED IN THIS PROSPECTUS, (I) THE "INDENTURE" MEANS THE CONVERTIBLE JUNIOR SUBORDINATED INDENTURE, BETWEEN THE COMPANY AND WILMINGTON TRUST COMPANY, AS TRUSTEE (THE "DEBENTURE TRUSTEE") RELATING TO CARRIAGE SERVICES CAPITAL
TRUST (THE "TRUST" OR THE "ISSUER"), (II) THE "DECLARATION" MEANS THE
AMENDED AND RESTATED DECLARATION OF TRUST RELATING TO THE ISSUER AMONG CARRIAGE SERVICES, INC. (THE "COMPANY"), AS DEPOSITOR (THE "DEPOSITOR"), WILMINGTON
TRUST COMPANY AS PROPERTY TRUSTEE (THE "PROPERTY TRUSTEE"), WILMINGTON TRUST COMPANY AS DELAWARE TRUSTEE (THE "DELAWARE TRUSTEE"), AND THE INDIVIDUALS
NAMED AS ADMINISTRATIVE TRUSTEES THEREIN (THE "ADMINISTRATIVE TRUSTEES") (COLLECTIVELY WITH THE PROPERTY TRUSTEE AND THE DELAWARE TRUSTEE, THE "ISSUER TRUSTEES") AND (III) THE "GUARANTEE" MEANS THE GUARANTEE AGREEMENT BETWEEN
THE COMPANY AND WILMINGTON TRUST COMPANY (THE "GUARANTEE TRUSTEE").

                             ABOUT THIS PROSPECTUS

     This prospectus contains summaries, believed to be accurate in all material respects, of terms of certain agreements. These summaries are qualified in their entirety by reference to the actual agreements, copies of which will be made available to you upon request to us. While any 7% convertible preferred securities (the "Convertible Preferred Securities"), convertible junior subordinated debentures due 2029 (the "Convertible Junior Subordinated Debentures") or Class A common stock issued upon conversion of such securities remain outstanding, we will make available, upon request, to any holder and any prospective purchaser of such securities the information required pursuant to Rule 144A(d)(4) under the Securities Act during any period in which we are not subject to Section 13 or 15(d) of the Exchange Act.

     No separate financial statements of the Issuer have been included herein. We do not consider such financial statements material to the holders of Convertible Preferred Securities because:

    o all of the voting securities of the Issuer will be owned, directly or indirectly, by us, and we are subject to the reporting requirements under the Exchange Act;

    o the Issuer has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the Issuer and investing the proceeds thereof in Convertible Junior Subordinated Debentures issued by us; and

    o the obligations of the Issuer under the Trust Securities are fully and unconditionally guaranteed by us to the extent that the Issuer has funds available to meet such obligations. See "Description of Convertible Junior Subordinated Debentures" and "Description of Guarantee."

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at 7 World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain information on the operation of the SEC's public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. We also file such information with the New York Stock Exchange (the "NYSE"). Such reports, proxy statements and other information may be read and copied at 30 Broad Street, New York, New York 10005.

     In this prospectus we have incorporated by reference certain reports and other information we have filed with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any further filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until all of the securities are sold or this offering is terminated:

    o  Our Annual Report on Form 10-K for the year ended December 31, 1998;

    o  Our Current Reports on Form 8-K, filed April 13, 1999 and June 1,
          1999;

    o  Our Current Report on Form 8-K/A, filed on June 11, 1999;

    o Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999; and

    o The description of our common stock contained in our Form 8-A dated July 23, 1996 (as amended August 8, 1996) and April 28, 1998.

     You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

        Carriage Services, Inc.
        Attention: Investor Relations
        1300 Post Oak Blvd., Suite 1500
        Houston, Texas 77056
        (281) 556-7400

     You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

             CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

     This prospectus and the documents we incorporate by reference contain statements that constitute "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements appear in a number of places in this prospectus and the documents we incorporate by reference and include statements regarding our plans, beliefs or current expectations, including those plans, beliefs and expectations of our officers and directors with respect to, among other things:

    o  future acquisitions;

    o  expected future cost savings;

    o  future capital expenditures;

    o trends affecting our future financial condition or results of operations; and

    o  our business strategy regarding future operations.

     Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties. Actual results may differ materially from anticipated results.

     The information contained in this prospectus, including the information set forth under the heading "Risk Factors," identifies additional factors that could affect our operating results and performance. We urge you to carefully consider those factors.

     All forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

                                  THE COMPANY

     We are the fastest-growing and the fourth largest public death care company in North America. We believe we are uniquely positioned to take advantage of the consolidating death care industry due to our operating philosophy and our size. We provide a complete range of services relating to funerals, burials and cremations, as well as related products including caskets, burial vaults, garments, cemetery interment rights and memorials. Our services and products are sold both prior to and at the time of need.

     Since 1993, our operations have grown significantly, primarily through acquisitions. These acquisitions, in addition to our focus on operating improvements, have driven our revenues, profit margins and earnings higher. Our growth has been demonstrated by increases in the following:

    o  Funeral homes operated, from 25 in 1993 to 181 at September 30, 1999;

    o  Cemeteries operated, from 2 in 1993 to 44 at September 30, 1999;

    o Revenues, from $11.3 million for the year ended 1993 to $116.8 million for the year ended December 31, 1998;

    o Operating margins, from 0.7% for the year ended 1993 to 22.9% for the year ended December 31, 1998; and

    o Diluted earnings per share, from a $0.66 loss for the year ended 1993 to a $0.65 profit for the year ended December 31, 1998.

THE INDUSTRY

     The death care industry has attractive fundamental characteristics, including highly fragmented ownership, barriers to entry and stable, predictable demand. In the past several years, the industry has witnessed considerable consolidation, yet less than 25% of the 1998 United States death care industry revenues are represented by the four publicly traded death care companies. Additionally, due to the recent acquisition of a fifth public competitor by another competitor and announcements by the Company's two largest publicly held competitors that they have significantly reduced their acquisition spending, we believe that the competitive landscape presents us with significant opportunities to pursue various acquisition strategies at valuations that are more attractive than those of the recent past.

STRATEGY

     Our business strategy is to build upon our reputation as a premier operating company and to grow through attractive acquisition opportunities. Our operating strategy is focused on increasing the revenues and profitability of each operating location through improved personalized local service and operating efficiencies. Our acquisition strategy emphasizes both geographic expansion and concentration of existing operations through the acquisition of premier funeral homes and cemeteries that have a strong local market presence.

     Since our formation in 1991, our management team has focused on developing an operating philosophy that emphasizes:

    o providing the highest level of personalized service to client families;

    o  comprehensive employee training;

    o  a decentralized management structure;

    o establishing high standards of service, operational and financial performance;

    o  measuring performance against such standards; and

    o  incentive compensation and broad-based employee stock ownership.

     We believe our successful execution of this operating philosophy, combined with fewer active public consolidators in the industry, will result in an increasing number of highly attractive acquisition opportunities.

     In 1998, we acquired 48 funeral homes and seven cemeteries for an aggregate consideration of approximately $159 million. In addition, through September 30, 1999, we have either acquired or executed non-binding letters of intent to acquire 19 funeral homes and 14 cemeteries for consideration of approximately $46 million.

     Our principal executive office is located at 1300 Post Oak Blvd., Suite 1500, Houston, Texas 77056. Our telephone number is (713) 556-7400.

RECENT DEVELOPMENT

     In October 1999, the Company loaned $1.2 million to the Company's Chairman and Chief Executive Officer. The loan, which is unsecured, bears interest at the rate of 5% per annum and is due November 30, 1999. Prior to the note's maturity, the Company will consider its alternatives, which may include, among others, repayment, extending its maturity, including it in a compensation package, or some combination thereof.

                                  RISK FACTORS

     Prospective purchasers of the securities offered in this prospectus should carefully review the information contained elsewhere in this prospectus and should particularly consider the following matters.

RISKS RELATING TO THE COMPANY

WE MAY NOT BE ABLE TO IDENTIFY, FINANCE OR INTEGRATE ADDITIONAL ACQUISITIONS.

     We have grown rapidly through acquisitions of funeral homes and cemeteries. Although we believe we have an adequate infrastructure, we cannot assure you that our current management, personnel and other corporate infrastructure will be adequate to manage our growth. In addition, to the extent the success of our strategy is contingent on making further acquisitions, we cannot assure you that we will be able to identify and acquire acceptable acquisition candidates on terms favorable to us or that we will be able to integrate such acquisitions successfully without substantial costs, delays or other operational or financial problems. Further, acquisitions involve a number of special risks, including possible adverse effects on our operating results, diversion of management's attention, failure to retain key acquired personnel, risks associated with unanticipated events or liabilities and amortization of acquired intangible assets, some or all of which could have a material adverse effect on our business, financial condition and results of operations. In addition, to the extent we are required to write down goodwill associated with acquisitions due to a decline in the value of such acquired businesses, such write down could have a material adverse effect on operating results.

     We may finance future acquisitions through the incurrence of additional bank indebtedness, the utilization of cash from operations, the issuance of Class A common stock or other securities, or any combination thereof. In the event that the Class A common stock does not maintain a sufficient market value, or potential acquisition candidates are otherwise unwilling to accept Class A common stock or other securities as part of the consideration for the sale of their business, we may be required to utilize more of our cash resources or available funds under our credit facility in order to finance future acquisitions. If we do not have sufficient cash resources, our ability to make acquisitions could be limited unless we are able to obtain additional capital through debt or equity financings. We cannot assure you that we will be able to obtain all the financing we will need in the future on terms we deem acceptable.

WE ARE DEPENDENT ON KEY EXECUTIVES AND PERSONNEL.

     We depend to a large extent upon the abilities and continued efforts of Melvin C. Payne, Chairman of the Board and Chief Executive Officer, Mark W. Duffey, President, and our other senior management. The loss of the services of the key members of our senior management could have a material adverse effect on our continued ability to compete in the death care industry. We have entered into employment agreements with our principal executive officers. Nonetheless, our future success will depend upon our ability to attract and retain skilled funeral home and cemetery management personnel.

CERTAIN STOCKHOLDERS CONTROL THE VOTING POWER.

     Because our Class B common stock has ten votes per share, the holders of Class B common stock control approximately 75% of our voting power. Through their control of our Board of Directors, the holders of Class B common stock effectively control the deferral of interest payments on the debentures, which would result in the deferral of distributions on the Convertible Preferred Securities. In addition, these stockholders are in a position to exert substantial influence over the outcome of most corporate actions requiring stockholder approval, including the election of directors, the future issuance of common stock or other securities by us, the declaration of any dividend payable on our common stock or future issuances of common stock and the approval of transactions involving a change in control. The interests of this group could conflict with the interests of our other stockholders.

A TAKEOVER WOULD BE DIFFICULT.

     Certain provisions of our certificate of incorporation could make it more difficult for a third party to acquire control of our company, even if such change in control would be beneficial to stockholders. Our certificate of incorporation allows us to issue preferred stock without stockholder approval. Our certificate of incorporation also provides for a staggered board, limits who may call special stockholders' meetings and limits stockholder action by written consent. In addition, certain stockholders are party to a voting agreement which prevents them from selling their shares to a competitor and requires them to vote against a business combination with a competitor. These provisions could make it more difficult for a third party to acquire us. See "Description of Company Capital Stock."

THE RATE OF CREMATION IS INCREASING.

     There is an increasing trend in the United States toward cremation. According to industry studies, cremations represented approximately 24% of the burials performed in the United States in 1997, as compared with approximately 10% in 1980. Compared to traditional funeral services, cremations have historically generated similar gross profit percentages but lower revenues. A substantial increase in the rate of cremations performed by us could have a material adverse effect on our results of operations.

FEDERAL, STATE AND LOCAL REGULATIONS MAY CHANGE TO OUR DETRIMENT.

     Our operations are subject to regulation, supervision and licensing under numerous federal, state and local laws, ordinances and regulations, including extensive regulations concerning trust funds, preneed sales of funeral and cemetery products and services and various other aspects of our business. The impact of such regulations varies depending on the location of our funeral homes and cemeteries.

     From time to time, states and other regulatory agencies have considered and may enact additional legislation or regulations that could affect the death care industry. For example, some states and regulatory agencies have considered or are considering regulations that could require more liberal refund and cancellation policies for preneed sales of products and services, prohibit door-to-door or telephone solicitation of potential customers, increase trust requirements and prohibit the common ownership of funeral homes and cemeteries in the same market. If adopted in the states in which we operate, these and other possible proposals could have a material adverse effect on our results of operations.

THE DEATH RATE MAY DECREASE.

     The death rate in the United States declined approximately 1% in 1997 and approximately 2% in 1998, reversing a trend of an approximately 1% increase per year since 1980. Industry studies indicate that the average age of the population is increasing. Our financial results may be affected by any decline in the death rate.

RISKS RELATING TO THE CONVERTIBLE PREFERRED SECURITIES

THE TRUST MAY NOT BE ABLE TO MAKE DISTRIBUTIONS ON THE CONVERTIBLE PREFERRED SECURITIES IF THE COMPANY DEFAULTS ON ITS SENIOR DEBT BECAUSE ITS OBLIGATIONS TO PAY ON THE DEBENTURES AND THE GUARANTEE ARE JUNIOR TO THE COMPANY'S PAYMENT OBLIGATIONS UNDER ITS SENIOR DEBT.

     Because of the subordinated nature of the guarantee and the debentures, the
Company:

    o will not be permitted to make any payments of principal, including redemption payments, or interest on the debentures if it defaults on its senior debt, as described under "Description of Convertible Junior Subordinated Debentures -- Subordination;"

    o will not be permitted to make payments on the guarantee if it defaults on any of its other liabilities, including senor debt, other than liabilities that are equal or subordinate to the guarantee by their terms as described under "Description of Guarantee -- Status of the Guarantee;" and

    o must pay all of its senior debt before it makes payments on the Guarantee or the debentures if it becomes bankrupt, liquidates or dissolves.

     The Convertible Preferred Securities, the guarantee, and the debentures do not limit the Company's ability or the ability of its subsidiaries to incur additional indebtedness, including indebtedness that ranks senior to the debentures and the guarantee. As of June 30, 1999, the Company had approximately $170 million of senior debt.

THE DEBENTURES WILL BE EFFECTIVELY SUBORDINATED TO OBLIGATIONS OF THE COMPANY'S SUBSIDIARIES.

     Since the Company is principally a holding company, its right to participate in any distribution of assets of any subsidiary upon that subsidiary's dissolution, winding-up, liquidation or reorganization or otherwise (and thus the ability of holders of the Convertible Preferred Securities to benefit indirectly from the distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may be a creditor of that subsidiary and its claims are recognized. There are various legal limitations on the extent to which some of the Company's subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, the Company or its other subsidiaries. The debentures will be effectively subordinated to all indebtedness and other obligations of our subsidiaries. Those subsidiaries are separate legal entities and have no obligations to pay, or make funds available for the payment of, any amounts due on the debentures, the Convertible Preferred Securities or the guarantee. At June 30, 1999, our subsidiaries had total combined assets of $514 million, net of receivables to the Company, and liabilities of $214 million, exclusive of net payables to the Company.

THE COMPANY'S RIGHT TO DEFER INTEREST PAYMENTS ON THE DEBENTURES HAS TAX CONSEQUENCES FOR YOU.

     The Company can, on one or more occasions, defer interest payments on the debentures for up to 20 consecutive quarterly periods unless an event of default under the debentures has occurred and its continuing. The Company cannot, however, defer interest payments beyond the earlier of the maturity date of the debentures, which is June 1, 2029 or the date on which the debentures are redeemed. If the Company defers interest payments on the debentures, the Trust will also defer distribution payments on the Convertible Preferred Securities and the Common Securities. During a deferral period, distributions will continue to accumulate on the Convertible Preferred Securities.

     If the Company defers payments of interest on the debentures, you will be required to accrue interest income, as original issue discount, for the deferred interest allocable to your share of Convertible Preferred Securities for United States Federal income tax purposes. As a result, you will include that income in gross income for United States Federal income tax purposes prior to your receipt of any cash distributions. In addition, you will not receive cash from the trust related to that income if you sell your Convertible Preferred Securities prior to the record date on which those distributions are made. YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISOR REGARDING THE TAX

CONSEQUENCES OF AN INVESTMENT IN THE CONVERTIBLE PREFERRED SECURITIES. Please read "Federal Income Tax Consequences -- Interest Income and Original Issue Discount" and " -- Sales of Convertible Preferred Securities" for more information regarding the tax consequences of holding and selling the Convertible Preferred Securities.

THE COMPANY'S RIGHT TO DEFER INTEREST PAYMENTS ON THE DEBENTURES MAY AFFECT THE MARKET PRICE OF THE CONVERTIBLE PREFERRED SECURITIES.

     If the Company defers interest payments on the debentures in the future, the market price of the Convertible Preferred Securities may not fully reflect the value of accrued but unpaid interest on the debentures. If you sell Convertible Preferred Securities during a deferral period, you may not receive the same return on investment as someone who continues to hold Convertible Preferred Securities. In addition, the Company's right to defer interest payments on the debentures may mean that the market price for the Convertible Preferred Securities will be more volatile than other securities that are not subject to these rights.

THE TRUST MAY REDEEM THE CONVERTIBLE PREFERRED SECURITIES WITHOUT YOUR CONSENT IF SPECIFIED TAX CHANGES OCCUR RELATING TO NON-DEDUCTIBILITY OF INTEREST PAYMENTS ON THE DEBENTURES.

     If specified tax changes occur relating to the non-deductibility of interest payments on the debentures or if the Trust is at risk of being required to register as an investment company under the Investment Company Act of 1940, as more fully described under "Description of the Convertible Preferred Securities -- Tax Event or Investment Company Event Redemption," the Company may redeem all of the debentures. If that happens, the Trust will use the cash it receives from the redemption of the debentures to redeem the Convertible Preferred Securities and the Common Securities.

THE GUARANTEE ONLY GUARANTEES PAYMENTS ON THE CONVERTIBLE PREFERRED SECURITIES IF THE TRUST HAS CASH AVAILABLE.

     If the Company fails to make payments on the debentures, the Trust will not be able to make the related distribution, redemption or liquidation payments on the Convertible Preferred Securities. In those circumstances, you will not be able to rely upon the Guarantee for payments of those amounts.

     Instead, if the Company is in default under the debentures you may:

    o rely on the property trustee for the Trust to enforce the Trust's rights under the debentures; or

    o directly sue the Company or seek other remedies to collect your pro rata share of payments owed.

THE COMPANY MAY CAUSE THE CONVERTIBLE PREFERRED SECURITIES TO BE REDEEMED ON OR AFTER JUNE 5, 2002 WITHOUT YOUR CONSENT.

     The Company may redeem all or some of the debentures at its option at any time on or after June 5, 2002. The redemption price you would receive in such an event may vary, but will not be less than 100% of the principal amount to be redeemed plus any accrued and unpaid interest. Please read "Description of Convertible Junior Subordinated Debentures -- Redemption -- Optional Redemption." You should assume that the Company will exercise its redemption option if it is able to refinance the debentures at a lower interest rate or if it is otherwise in the Company's interest to redeem the debentures. If a redemption occurs, the Trust will use the cash it receives from the redemption of the debentures to redeem an equivalent amount of Convertible Preferred Securities and Common Securities on a pro rata basis.

DISTRIBUTION OF THE DEBENTURES TO YOU MAY HAVE ADVERSE TAX AND OTHER CONSEQUENCES FOR YOU.

     The Company may terminate the Trust at any time. If that happens, the Trust will redeem the Convertible Preferred Securities and the Common Securities by distributing the debentures to you and the Company, as holder of the Common Securities, on a pro rata basis.

     Under current United States Federal income tax laws, a distribution of debentures on the dissolution of the Trust would not be a taxable event to you. Nevertheless, if the Trust is classified for United States Federal income tax purposes as a corporation at the time it is dissolved, the distribution of the debentures would be a taxable event to you. In addition, if there is a change in law, a distribution of debentures on the dissolution of the Trust could also be a taxable event to you.

     The Company has no current intention of terminating the Trust and causing the distribution of the debentures. However, there are no restrictions on its ability to do so at any time. We anticipate that we would consider exercising this right if expenses associated with maintaining the Trust were substantially greater than currently expected.

     The Company cannot predict the market prices for the debentures that may be distributed. Accordingly, the debentures you receive on a distribution, or the Convertible Preferred Securities you hold pending that distribution, may trade at a discount to the price you paid to purchase the Convertible Preferred Securities.

     Because you may receive debentures, you should make an investment decision about the debentures in addition to the Convertible Preferred Securities. You should carefully review all the information regarding the debentures contained in this prospectus.

TRADING PRICES OF THE CONVERTIBLE PREFERRED SECURITIES MAY NOT REFLECT THE VALUE OF ACCRUED BUT UNPAID INTEREST ON THE DEBENTURES.

     The Convertible Preferred Securities are a new series of securities with no established trading market. The Convertible Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on the underlying debentures. For tax purposes if you dispose of your Convertible Preferred Securities between record dates for payments of distributions you will be required to:

    o include accrued but unpaid interest on the debentures through the date of disposition in your gross ordinary income as original issue discount; and

    o add that amount to your adjusted tax basis in your pro rata share of the underlying debentures that you are deemed to have disposed of.

Accordingly, you will recognize a capital loss to the extent the selling price, which may not fully reflect the value of accrued but unpaid interest, is less than your adjusted tax basis, which will include accrued but unpaid interest. In most instances, capital losses cannot be applied to offset ordinary income for United States Federal income tax purposes.

ABSENCE OF PUBLIC MARKET.

     There is no existing market for the Convertible Preferred Securities (or the Convertible Junior Subordinated Debentures) and there can be no assurance as to the liquidity of any markets that may develop for the Convertible Preferred Securities (or the Convertible Junior Subordinated Debentures), the ability of the holders to sell their Convertible Preferred Securities (or Convertible Junior Subordinated Debentures) or at what price holders of the Convertible Preferred Securities (or the Convertible Junior Subordinated Debentures) will be able to sell such securities. Future trading prices of the Convertible Preferred Securities (and the Convertible Junior Subordinated Debentures) will depend on many factors including:

     o  prevailing interest rates;

     o  the Company's operating results; and

     o  the markets for similar securities.

     The Initial Purchaser currently makes a market for the Convertible Preferred Securities offered hereby; however, the Initial Purchaser is not obligated to do so and such market making activity is subject to the limits imposed by applicable law and may be discontinued at any time without notice.

YOU WILL HAVE LIMITED VOTING RIGHTS AS A HOLDER OF CONVERTIBLE PREFERRED SECURITIES.

     As a holder of Convertible Preferred Securities, you will have limited voting rights relating only to the modification of the Convertible Preferred Securities and, in specified circumstances, the exercise of the Trust's rights as holder of the debentures and the Guarantee. Absent an event of default or certain other special circumstances, only the Company can replace or remove any of the trustees or increase or decrease the number of trustees.

THE COMPANY MAY NOT BE ABLE TO PAY DIVIDENDS ON CLASS A COMMON STOCK INTO WHICH YOUR CONVERTIBLE PREFERRED SECURITIES MAY BE CONVERTED.

     The Company has no obligation to pay dividends on the Class A common stock into which your Convertible Preferred Securities may be converted. The declaration and payment of dividends on common stock of the Company is subject to, and will depend upon, among other things:

    o the Company's future earnings and financial condition, liquidity and capital requirements;

    o  the Company's ability to pay under its bank credit agreement;

    o  the general economic and regulatory climate; and

    o  other factors deemed relevant by the Company's Board of Directors.

     The Company's credit agreement prohibits the Company from paying any dividends on its Class A common stock, but allows the payment of required dividends on its preferred stock.

                                USE OF PROCEEDS

     The Selling Holders will receive all of the proceeds from the sale of the securities offered by this prospectus. Neither the Company nor the Trust will receive any of the proceeds from the sale of the securities offered by this prospectus.

                              ACCOUNTING TREATMENT

     For financial reporting purposes, the Trust will be treated as a subsidiary of the Company and, accordingly, the accounts of the Trust will be included in the consolidated financial statements of the Company. The Convertible Preferred Securities will be presented as a separate line item in the consolidated balance sheet of the Company entitled "Company-obligated mandatorily redeemable Convertible Preferred Securities of Carriage Services Capital Trust," and appropriate disclosures about the Convertible Preferred Securities, the Guarantee and the Convertible Junior Subordinated Debentures will be included in the notes to the Company's consolidated financial statements. For financial reporting purposes, the Company will record distributions payable on the Convertible Preferred Securities as a financing charge to earnings in the Company's statement of consolidated income.

                      RATIOS OF EARNINGS TO FIXED CHARGES
                  AND EARNINGS TO FIXED CHARGES PLUS DIVIDENDS

     The following table contains our consolidated ratios of earnings to fixed charges for the periods indicated.

                                                                                                 SIX
                                                                                                MONTHS
                                                                                                ENDED
                                                      YEAR ENDED DECEMBER 31,                  JUNE 30,
                                       -----------------------------------------------------   --------
                                         1994       1995       1996       1997       1998        1999
                                       ---------  ---------  ---------  ---------  ---------   --------
Ratio of earnings to fixed charges...       0.66       0.53       1.02       2.08       2.47     2.58
Ratio of earnings to fixed charges
  plus dividends.....................       0.66       0.53       0.85       1.70       2.25     2.55

     For purposes of computing the ratios of earnings to fixed charges and earnings to fixed charges plus dividends: (i) earnings consist of income before provision for income taxes plus fixed charges

(excluding capitalized interest) and (ii) "fixed charges" consist of interest expensed and capitalized, amortization of debt discount and expense relating to indebtedness and the portion of rental expense representative of the interest factor attributable to leases for rental property. There were no dividends paid or accrued during the periods presented above.

                        CARRIAGE SERVICES CAPITAL TRUST

     Carriage Services Capital Trust is a statutory business trust that was formed under Delaware law on May 24, 1999. The Trust's original declaration of trust was amended and restated in its entirety by the Company, as sponsor of the Trust, and the trustees of the Issuer (the "Issuer Trustees") (as so amended and restated, the "Declaration") on June 3, 1999 (the "Original Offering
Date"). The Company owns all the common securities issued by the Trust (the "Common Securities" and, together with the Convertible Preferred Securities, the "Trust Securities"). The Company directly or indirectly owns Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Issuer. Payment on the Common Securities will be made PRO RATA with the Convertible Preferred Securities except that upon the occurrence and during the continuance of an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Convertible Preferred Securities. The assets of the Trust will consist principally of the Convertible Junior Subordinated Debentures, and payments under the Convertible Junior Subordinated Debentures will be the sole revenue of the Trust. The Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Convertible Junior Subordinated Debentures and (iii) engaging in only those other activities necessary or incidental thereto.

     Pursuant to the Declaration, the number of Issuer Trustees is initially five. Three of the Issuer Trustees (the "Administrative Trustees") are individuals who are employees or officers of or who are affiliated with the Company. The fourth trustee is a financial institution that is unaffiliated with the Company (the "Property Trustee"). The fifth trustee is an entity which maintains its principal place of business in the State of Delaware (the "Delaware Trustee"). Initially, Wilmington Trust Company, a Delaware banking corporation, acts as Property Trustee and as Delaware Trustee until, in each case, removed or replaced by the holder of the Common Securities or by holders of a majority of the Convertible Preferred Securities in the case of an Event of Default or certain other special circumstances. Wilmington Trust Company also acts as indenture trustee under the Guarantee (the "Guarantee Trustee") and under the Indenture (the "Debenture Trustee"). See "Description of
Guarantee" and "Description of Convertible Junior Subordinated Debentures."
In certain circumstances, the holders of a majority of the Convertible Preferred Securities will be entitled to appoint one additional trustee (a "Special Trustee"), who need not be an officer or employee of or otherwise affiliated with the Company, who will have the same rights, powers and privileges as the Administrative Trustees. See "Description of Convertible Preferred
Securities -- Voting Rights; Amendment of the Declaration."

     The Property Trustee holds title to the Convertible Junior Subordinated Debentures for the benefit of the holders of the Trust Securities and the Property Trustee has the power to exercise all rights, powers and privileges under the Indenture as the holder of the Convertible Junior Subordinated Debentures. In addition, the Property Trustee maintains exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the convertible Junior Subordinated Debentures for the benefit of the holders of the Trust Securities. The Guarantee Trustee holds the Guarantee for the benefit of the holders of the Convertible Preferred Securities. Subject to the right of the holders of the Convertible Preferred Securities to appoint a Special Trustee, the Company, as the direct or indirect holder of all the Common Securities, has the right to appoint, remove or replace any of the Issuer Trustees and to increase or decrease the number of trustees, PROVIDED that the number of trustees shall be at least three, a majority of which shall be

Administrative Trustees. The Company pays all fees and expenses related to the Trust and the offering of the Convertible Preferred Securities (other than any discounts, commissions, concessions or other compensation paid to any underwriter, broker/dealer or agent in any offering of the Convertible Preferred Securities subsequent to the Original Offering). See "Description of
Convertible Junior Subordinated Debentures."

     The rights of the holders of the Convertible Preferred Securities, including economic rights, rights to information and voting rights, are as set forth in the Declaration and the Delaware Business Trust Act, as amended (the "Trust Act"). See "Description of Convertible Preferred Securities." The Declaration, the Indenture and the Guarantee also incorporate by reference the terms of the Trust Indenture Act. It is expected that, at the time the Shelf Registration Statement becomes effective, the Declaration, the Indenture and the Guarantee will be qualified under the Trust Indenture Act.

     The place of business and the telephone number of the Trust are the principal executive offices and telephone number of the Company. See "Incorporation of Certain Documents by Reference."

                DESCRIPTION OF CONVERTIBLE PREFERRED SECURITIES

     Pursuant to the terms of the Declaration, the Issuer Trustees on behalf of the Trust issued the Convertible Preferred Securities and the Common Securities in fully registered form without interest coupons. The Convertible Preferred Securities represent preferred undivided beneficial ownership interests in the assets of the Trust and the holders thereof are entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust over the Common Securities, as well as other benefits as described in the Declaration. See
"-- Subordination of Common Securities." The Declaration will be qualified under the Trust Indenture Act and incorporates certain provisions of the Trust Indenture Act. This summary of certain provisions of the Convertible Preferred Securities, the Common Securities and the Declaration does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Declaration, including the definitions therein of certain terms. The form of the Declaration is available upon request from the Issuer Trustees.

GENERAL

     Payments on the Convertible Preferred Securities will be made PRO RATA with payments on the Common Securities, except as described under "-- Subordination of Common Securities." Legal title to the Convertible Junior Subordinated Debentures is held by the Property Trustee on behalf of the Trust in trust for the benefit of the holders of the Convertible Preferred Securities and Common Securities. The Guarantee Agreement executed by the Company for the benefit of the holders of the Convertible Preferred Securities provides for the Guarantee on a subordinated basis with respect to the Convertible Preferred Securities but does not guarantee payment of Distributions or amounts payable on redemption of the Convertible Preferred Securities or on liquidation of the Trust when the Trust does not have funds on hand available to make such payments. See "Description of Guarantee."

DISTRIBUTIONS

     Distributions accrue on the Convertible Preferred Securities from the date of their original issuance at the annual rate of 7% of the stated liquidation amount of $50 per each of the Convertible Preferred Securities, and are payable quarterly in arrears on each March 1, June 1, September 1 and December 1 (each, a "Distribution Date"), commencing September 1, 1999, to the person in whose name each of the Convertible Preferred Securities is registered, subject to certain exceptions, at the close of business on the fifteenth of the month next preceding the applicable Distribution Date. The amount of Distributions payable for any period will be computed on the number of days elapsed in a 360-day year consisting of twelve 30-day months. In the event that any Distribution Date is not a Business Day, payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payments in respect to any such delay) with the same force and effect as if made on the date such payment was originally payable. Accrued Distributions that are not paid on the applicable Distribution Date will accrue additional Distributions on the amount thereof (to the extent permitted by law), compounded quarterly from the relevant Distribution Date. "Distribution" as used herein shall include quarterly distributions, additional distributions on quarterly distributions not paid on the applicable Distribution Date, Special Distributions and Additional Sums (as defined herein), as applicable. See "Description of Convertible Junior Subordinated Debentures -- Additional Sums" and "Registration Rights." A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York or Wilmington, Delaware are authorized or required by law or executive order to remain closed, or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

     So long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Indenture to defer the payment of interest on the Convertible Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Deferral Period, PROVIDED that no Deferral Period may extend beyond the Stated Maturity of the Convertible Junior Subordinated Debentures. See "Description of Convertible Junior Subordinated Debentures -- Option to Extend Interest Payment Date." As a consequence of any such election, quarterly Distributions on the Convertible Preferred Securities by the Trust will be deferred during any such Deferral Period. Deferred Distributions to which holders of the Convertible Preferred Securities are entitled will accumulate additional Distributions thereon, compounded quarterly from the relevant payment date for such Distributions during any such Deferral Period, to the extent permitted by applicable law. During any such Deferral Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock) other than stock dividends paid by the Company which consist of stock of the same class as that on which the dividend is being paid, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank PARI PASSU with or junior in interest to the Convertible Junior Subordinated Debentures, or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks PARI PASSU with or junior in interest to the Convertible Junior Subordinated Debentures (other than (a) dividends or distributions in Company Common Stock, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases or acquisitions of shares of Company Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plan or any other contractual obligation of the Company (other than a contractual obligation ranking PARI PASSU with or junior to the Convertible Junior Subordinated Debentures), (e) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (f) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). A Deferral Period will terminate upon the payment by the Company of all amounts then accrued and unpaid on the Convertible Junior Subordinated Debentures (together with interest thereon compounded quarterly, to the extent permitted by applicable law). Prior to the termination of any such Deferral Period, the Company may further extend such Deferral Period, PROVIDED that such deferral does not cause such Deferral Period to exceed 20 consecutive quarters or to extend beyond the Stated Maturity of the Convertible Junior Subordinated Debentures. Upon the termination of any Deferral Period, and subject to the foregoing limitations, the Company may elect to begin a new Deferral Period. No interest or other amounts shall be due and payable during a Deferral Period, except at the end thereof. The Company must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any such Deferral Period and shall cause the Issuer to give such notice (which shall include notice of the deferral of Distributions on Convertible Preferred

Securities) to holders of Convertible Preferred Securities not later than ten days prior to the related record date for Distributions on Convertible Preferred Securities. There is no limitation on the number of times that the Company may elect to begin a Deferral Period. See "Description of Convertible Junior Subordinated Debentures -- Option to Extend Interest Payment Date" and
"Federal Income Tax Consequences -- Interest Income and Original Issue
Discount."

     The Company has no current intention of exercising its right to defer payments of interest on the Convertible Junior Subordinated Debentures.

     The revenue of the Trust available for distribution to holders of the Convertible Preferred Securities is limited to payments under the Convertible Junior Subordinated Debentures. See "Description of Convertible Junior Subordinated Debentures -- General." If the Company does not make interest payments on the Convertible Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Convertible Preferred Securities. The payment of Distributions (if and to the extent the Trust has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Company on a limited basis as set forth herein under "Description of Guarantee."

CONVERSION RIGHTS

     GENERAL. Convertible Preferred Securities are convertible at any time prior to 5:00 p.m., New York City time on the Stated Maturity date (except that Convertible Preferred Securities called for redemption by the Company will be convertible at any time prior to 5:00 p.m., New York City time, on any Optional Redemption Date), at the option of the holder thereof and in the manner described below, into shares of Class A common stock. Each of the Convertible Preferred Securities is convertible, at the option of the holder, into 2.4465 shares of Class A common stock for each of the Convertible Preferred Securities (equivalent to a conversion price (the "Initial Conversion Price") of $20.4375 per share of Class A common stock). The conversion ratio and the equivalent conversion price will be subject to adjustment as described under "-- Conversion Price Adjustments" below, and the conversion price and equivalent conversion ratio in effect at any time after giving effect to all such adjustments are hereinafter referred to as the Applicable Conversion Price and the Applicable Conversion Ratio, respectively. The Issuer covenanted in the Declaration not to convert Convertible Junior Subordinated Debentures held by it except pursuant to a notice of conversion delivered to the Property Trustee, as Conversion Agent, by a holder of Convertible Preferred Securities. A holder of each of the Convertible Preferred Securities wishing to exercise its conversion right shall deliver an irrevocable conversion notice, together, if each of the Convertible Preferred Securities is in certificated form with such certificated security, to the Conversion Agent which shall, on behalf of such holder, exchange such Convertible Preferred Securities for a Like Amount (as defined under "-- Liquidation of the Trust and Distribution of Convertible Junior Subordinated Debt") of Convertible Junior Subordinated Debentures and immediately convert such Convertible Junior Subordinated Debentures into Class A common stock. Holders may obtain copies of the required form of the conversion notice from the Conversion Agent.

     Holders of Convertible Preferred Securities at the close of business on a Distribution record date will be entitled to receive the Distribution payable on such Convertible Preferred Securities on the corresponding Distribution Date notwithstanding the conversion of such Convertible Preferred Securities following such Distribution record date but prior to such Distribution Date. Except as provided in the immediately preceding sentence, neither the Issuer nor the Company will make, or be required to make, any payment, allowance or adjustment for accrued and unpaid Distributions, whether or not in arrears, on converted Convertible Preferred Securities. The Company will make no payment or allowance for distributions on the shares of Class A common stock issued upon such conversion, except to the extent that such shares of Class A common stock are held of record on the record date for any such distributions. Each conversion will be deemed to have been effected immediately prior to the close of business on the day on which the related conversion notice was received by the Issuer.

     No fractional shares of Class A common stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid by the Company in cash based on the then current market value of the Class A common stock.

     CONVERSION PRICE ADJUSTMENTS -- GENERAL. The Applicable Conversion Price is subject to adjust-ment in certain events including, without duplication: (i) the payment of dividends (and other distributions) payable in Company Common Stock on the Company Common Stock; (ii) the issuance to all holders of Company Common Stock of rights or warrants; (iii) subdivisions and combinations of Class A common stock; (iv) the payment of dividends (and other distributions) to all holders of Company Common Stock consisting of evidences of indebtedness of the Company, securities or capital stock, cash or assets (including securities, but excluding those rights, warrants, dividends and distributions referred to in clauses (i) and (ii) and dividends and distributions paid exclusively in cash);
(v) the payment of dividends (and other distributions) on Company Common Stock paid exclusively in cash, excluding (a) cash dividends that do not exceed the per share amount of the smallest of the four immediately preceding quarterly cash dividends (as adjusted to reflect any of the events referred to in clauses
(i) through (vi) of this sentence) and (b) cash dividends if the annualized per share amount thereof does not exceed 12.5% of the current market price of Company Common Stock as of the trading day immediately preceding the date of declaration of such dividend; and (vi) payment to holders of Company Common Stock in respect of a tender or exchange offer (other than an odd-lot offer) by the Company or any subsidiary of the Company for Company Common Stock at a price in excess of 110% of the current market price of Company Common Stock as of the trading day next succeeding the last date tenders or exchanges may be made pursuant to such tender or exchange offer.

     The Company may, at its option, make such reductions in the Applicable Conversion Price as the Company's Board of Directors deems advisable to avoid or diminish any income tax to holders of Company Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. See "Federal Income Tax
Consequences -- Adjustment of Conversion Price."

     No adjustment of the Applicable Conversion Price will be made upon the issuance of any shares of Company Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Company Common Stock under any such plan or the issuance of any shares of Company Common Stock or options or rights to purchase such shares pursuant to any present or future employee, director or consultant benefit plan or program of the Company or pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Convertible Preferred Securities were first issued. There shall also be no adjustment of the Applicable Conversion Price in case of the issuance of any Company Common Stock (or securities convertible into or exchangeable for Company Common Stock), except as specifically described above. If any action would require adjustment of the Applicable Conversion Price pursuant to more than one of the anti-dilution provisions, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to holders of the Convertible Preferred Securities. No adjustment in the Applicable Conversion Price will be required unless such adjustment would require an increase or decrease of at least 1% of the Applicable Conversion Price, but any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment.

     CONVERSION PRICE ADJUSTMENTS -- MERGER, CONSOLIDATION OR SALE OF ASSETS OF THE COMPANY. In the event that the Company is a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the assets of the Company, recapitalization or reclassification of Class A common stock or any compulsory share exchange (each of the foregoing being referred to as a "Company Transaction")), in each case, as a result of which shares of Class A common stock shall be converted into the right to receive other securities, cash or other property, then lawful provision shall be made as part of the terms of such Company Transaction whereby the holder of each of the Convertible Preferred Securities then outstanding shall have the right thereafter to convert each of the Convertible Preferred Securities only into (i) in the case of any Company Transaction other than a Company Transaction involving a Common Stock Fundamental Change (as defined herein), the kind and amount of securities, cash and other property receivable upon the consummation of such Company Transaction by a holder of that number of shares of Class A common stock into which each of the Convertible Preferred Securities was convertible immediately prior to such Company Transaction, or (ii) in the case of a Company Transaction involving a Common Stock Fundamental Change, common stock of the kind received by holders of Class A common stock (but in each case after giving effect to any adjustment discussed below relating to a Fundamental Change (as defined herein) if such Company Transaction constitutes a Fundamental Change). The holders of Convertible Preferred Securities will have no voting rights with respect to any Company Transaction described in this section.

     In the case of any Company Transaction involving a Fundamental Change, the Applicable Conversion Price will be adjusted immediately after such Fundamental Change as follows:

          (i) in the case of a Non-Stock Fundamental Change, the Applicable Conversion Price of the Convertible Preferred Securities will thereupon become the lower of (a) the Applicable Conversion Price immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments, and (b) the result obtained by multiplying the greater of the Relevant Price or the then applicable Reference Market Price by the Optional Redemption Ratio (such product shall hereinafter be referred to as the "Adjusted Relevant Price" or the "Adjusted Reference Market Price," as the case may be); and

          (ii) in the case of a Common Stock Fundamental Change, the Applicable Conversion Price of the Convertible Preferred Securities immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments, will thereupon be adjusted by multiplying such Applicable Conversion Price by a fraction of which the numerator will be the Purchaser Stock Price and the denominator will be the Relevant Price; PROVIDED, HOWEVER, that in the event of a Common Stock Fundamental Change in which (a) 100% of the value of the consideration received by a holder of Class A common stock is common stock of the successor, acquiror or other third party (and cash, if any, is paid only with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (b) all of Class A common stock will have been exchanged for, converted into, or acquired for common stock (and cash with respect to fractional interests) of the successor, acquiror or other third party, the Applicable Conversion Price of the Convertible Preferred Securities immediately prior to such Common Stock Fundamental Change will thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator will be one and the denominator will be the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of Class A common stock as a result of such Common Stock Fundamental Change.

     In the absence of the adjustments to the Applicable Conversion Price after a Fundamental Change, in the case of a Company Transaction each of the Convertible Preferred Securities would become convertible into the securities, cash, or other property receivable by a holder of the number of shares of Class A common stock into which each of the Convertible Preferred Securities was convertible immediately prior to such Company Transaction. Thus, in the absence of the Fundamental Change provisions, a Company Transaction could substantially lessen or eliminate the value of the conversion privilege associated with the Convertible Preferred Securities. For example, if the Company were acquired in a cash merger, each of the Convertible Preferred Securities would become convertible solely into cash and would no longer be convertible into securities whose value would vary depending on the future prospects of the Company and other factors.

     In Non-Stock Fundamental Change transactions, the foregoing conversion price adjustments are designed to increase the securities, cash or other property into which each of the Convertible Preferred

Securities is convertible. In a Non-Stock Fundamental Change transaction in which the initial value received per share of Class A common stock (measured as described in the definition of Relevant Price) is lower than the then Applicable Conversion Price of each of the Convertible Preferred Securities but greater than or equal to the Reference Market Price, the Applicable Conversion Price will be adjusted as described above with the effect that each of the Convertible Preferred Securities will be convertible into securities, cash or other property of the same type received by the holders of Class A common stock in such transaction with the Applicable Conversion Price adjusted as though such initial value had been the Adjusted Relevant Price. In a Non-Stock Fundamental Change transaction in which the initial value received per share of Class A common stock (measured as described in the definition of Relevant Price) is lower than both the Applicable Conversion Price of each of the Convertible Preferred Securities and the Reference Market Price, the Applicable Conversion Price will be adjusted as described above but calculated as though such initial value had been the Adjusted Reference Market Price.

     In Common Stock Fundamental Change transactions, the foregoing adjustments are designed to provide in effect that (i) where Class A common stock is converted partly into such common stock and partly into other securities, cash or property, each of the Convertible Preferred Securities will be convertible solely into a number of shares of such common stock determined so that the initial value of such shares (measured as described in the definition of Purchaser Stock Price) equals the value of the shares of Class A common stock into which each of the Convertible Preferred Securities was convertible immediately before the transaction (measured as aforesaid) and (ii) where Class A common stock is converted solely into such common stock, each of the Convertible Preferred Securities will be convertible into the same number of shares of such common stock receivable by a holder of the number of shares of Class A common stock into which each of the Convertible Preferred Securities was convertible immediately before such transaction.

     "Closing Price" of any security on any day means the last reported sale price of such security on such day, or in case no sale takes place on such day, the average of the closing bid and asked prices in each case on the principal national securities exchange on which such securities are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the Nasdaq Stock Market or any successor national automated interdealer quotation system (the "NNM") or, if such securities are not listed or admitted to trading on any national securities exchange or quoted on the NNM, the average of the closing bid and asked prices of such security in the over-the-counter market as furnished by any New York Stock Exchange member firm selected by the Company for such purpose.

     "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors of the Company) of the consideration received by holders of Class A common stock consists of common stock that for each of the ten consecutive trading days immediately prior to and including the Entitlement Date has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the NNM; PROVIDED, HOWEVER, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either
(i) the Company continues to exist after the occurrence of such Fundamental Change and the outstanding Convertible Preferred Securities continue to exist as outstanding Convertible Preferred Securities, or (ii) not later than the occurrence of such Fundamental Change, the outstanding Convertible Junior Subordinated Debentures are converted into or exchanged for debentures of a corporation succeeding to the business of the Company, which debentures have terms substantially similar to those of the Convertible Junior Subordinated Debentures.

     "Entitlement Date" means the record date for determination of the holders of Company Common Stock entitled to receive securities, cash or other property in connection with a Non-Stock Fundamental Change or a Common Stock Fundamental Change or, if there is no such record date, the date upon which holders of Class A common stock shall have the right to receive such securities, cash or other property.

     "Fundamental Change" means the occurrence of any transaction or event in connection with a plan pursuant to which all or substantially all of Class A common stock shall be exchanged for, converted into, acquired for or constitute solely the right to receive securities, cash or other property (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); PROVIDED that, in the case of a plan involving more than one such transaction or event, for purposes of adjustment of the Applicable Conversion Price, such Fundamental Change shall be deemed to have occurred when substantially all of the Class A common stock shall be exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, or other property, but the adjustment shall be based upon the highest weighted average per share consideration that a holder of Class A common stock could have received in such transactions or events as a result of which more than 50% of Class A common stock shall have been exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash or other property.

     "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

     "Optional Redemption Ratio" means a fraction of which the numerator will be $50 and the denominator will be the then current Optional Redemption Price or, prior to June 5, 2002, an amount per each of the Convertible Preferred Securities determined by the Company in its sole discretion, after consultation with an investment banking firm, to be the equivalent of the hypothetical redemption price that would have been applicable if the Convertible Preferred Securities had been redeemable during such period.

     "Purchaser Stock Price" means, with respect to any Common Stock
Fundamental Change, the average of the Closing Prices for the common stock received in such Common Stock Fundamental Change for the ten consecutive trading days prior to and including the Entitlement Date, as adjusted in good faith by the Company to appropriately reflect any of the events referred to in clauses
(i) through (vi) of the first paragraph under "-- Conversion Price
Adjustments -- General."

     "Reference Market Price"shall initially mean on the date of original issuance of the Convertible Preferred Securities, $11.17 (which is an amount equal to 66 2/3% of the last reported sale price for the Company Common Stock on the New York Stock Exchange Composite Tape on May 27, 1999), and, in the event of any adjustment to the Applicable Conversion Price, other than as a result of a Non-Stock Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the Applicable Conversion Price after giving effect to any such adjustment shall always be the same as the ratio of $11.17 to the Initial Conversion Price.

     "Relevant Price" means (i) in the case of a Non-Stock Fundamental Change in which the holder of Class A common stock receives only cash, the amount of cash received by the holder of one share of Class A common stock and (ii) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the daily Closing Prices for Class A common stock during the ten consecutive trading days prior to and including the Entitlement Date, in each case as adjusted in good faith by the Company to appropriately reflect any of the events referred to in clauses (i) through (vi) of the first paragraph under "-- Conversion Price Adjustments -- General."

MANDATORY REDEMPTION

     Upon the repayment in full of the Convertible Junior Subordinated Debentures at the Stated Maturity or a redemption in whole or in part of the Convertible Junior Subordinated Debentures (other than following any distribution of the Convertible Junior Subordinated Debentures to the holders of the Trust Securities), the Proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem, on a PRO RATA basis, a Like Amount of Trust Securities, on the Redemption Date, in an amount per Trust Security equal to the applicable Redemption Price, which Redemption Price will be equal to (i) the liquidation amount of each of the Convertible Preferred Securities plus any accrued and unpaid Distributions thereon (A) in the case of the repayment of the Convertible Junior

Subordinated Debentures at Stated Maturity (the "Stated Maturity Price"), or
(B) in the case of the redemption of the Convertible Junior Subordinated Debentures in certain limited circumstances upon the occurrence of a Tax Event or (ii) in the case of an Optional Redemption on or after June 5, 2002, the Optional Redemption Price (as defined under "Description of Convertible Junior Subordinated Debentures -- Redemption -- Optional Redemption").

     If the Trust is required to pay a additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will pay as additional amounts on the Convertible Junior Subordinated Debentures such amounts as shall be required so that the Distributions payable by the Trust in respect of the Trust Securities shall not be reduced as a result of any such additional taxes, duties or other governmental charges. See "Description of Convertible Junior Subordinated Debentures -- Additional Sums."

REDEMPTION PROCEDURES

     Trust Securities shall be redeemed, if at all, at the applicable Redemption Price with the proceeds from the contemporaneous repayment or redemption of the Convertible Junior Subordinated Debentures. Redemptions of the Trust Securities shall be made and the applicable Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds on hand available for the payment of such Redemption Price. See also "-- Subordination of Common Securities."

     If the Trust gives a notice of redemption in respect of the Convertible Preferred Securities, then, by 12:00 noon, New York City time, on the date fixed for redemption (the "Redemption Date"), to the extent funds are available, with respect to the Convertible Preferred Securities held in global form, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the applicable Redemption Price to the holders of the Convertible Preferred Securities. See "-- Form, Book-Entry Procedures and Transfer." With respect to the Convertible Preferred Securities held in certificated form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Convertible Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the Convertible Preferred Securities. See "-- Payment and Paying Agency." Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of the Convertible Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Convertible Preferred Securities will cease, except the right of the holders of the Convertible Preferred Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and the Convertible Preferred Securities will cease to be outstanding. In the event that any Redemption Date is not a Business Day, then payment of the applicable Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee as described under "Description of Guarantee," Distributions on Convertible Preferred Securities will continue to accrue from the Redemption Date originally established by the Trust to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

     Subject to applicable law (including, without limitation, United States Federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding Convertible Preferred Securities by tender, in the open market or by private agreement.

     If the Company desires to consummate an Optional Redemption it must send a notice to each holder of Trust Securities at its registered address in accordance with the notice procedures set forth under "Description of Convertible Junior Subordinated Debentures -- Redemption -- Optional Redemption." Notice of a Tax Event Redemption will be mailed at least 20 days but not more than 60 days before the Redemption Date to each holder of Convertible Preferred Securities. Notice of repayment at Stated Maturity is not required.

TAX EVENT OR INVESTMENT COMPANY EVENT REDEMPTION OR DISTRIBUTION

     If a Tax Event shall occur and be continuing, the Company shall cause the Issuer Trustees to dissolve the Issuer and cause Convertible Junior Subordinated Debentures to be distributed to the holders of the Convertible Preferred Securities in liquidation of the Issuer within 90 days following the occurrence of such Tax Event; PROVIDED, HOWEVER, that such liquidation and distribution shall be conditioned on (i) the Issuer Trustees' receipt of an opinion of nationally recognized independent tax counsel (reasonably acceptable to the Issuer Trustees) experienced in such matters (a "No Recognition Opinion"), which opinion may rely on published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Convertible Preferred Securities will not recognize any income, gain or loss for United States Federal income tax purposes as a result of such liquidation and distribution of Convertible Junior Subordinated Debentures, and (ii) the Company being unable to avoid such Tax Event within such 90-day period by taking some ministerial action or pursuing some other reasonable measure that, in the sole judgment of the Company, will have no adverse effect on the Issuer, the Company or the holders of the Convertible Preferred Securities and will involve no material cost. Furthermore, if (i) the Company has received an opinion (a "Redemption Tax Opinion") of nationally recognized independent tax counsel (reasonably acceptable to the Issuer Trustees) experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Convertible Junior Subordinated Debentures for United States Federal income tax purposes, even after the Convertible Junior Subordinated Debentures were distributed to the holders of the Convertible Preferred Securities upon liquidation of the Issuer as described above, or (ii) the Issuer Trustees shall have been informed by such tax counsel that it cannot deliver a No Recognition Opinion, the Company shall have the right, upon not less than 20 nor more than 60 days' notice and within 90 days following the occurrence and continuation of the Tax Event, to redeem the Convertible Junior Subordinated Debentures, in whole, but not in part, for cash, for the principal amount thereof plus accrued and unpaid interest thereon and, following such redemption, all the Convertible Preferred Securities will be redeemed by the Issuer at the aggregate liquidation amount thereof plus accrued and unpaid Distributions thereon; PROVIDED, HOWEVER,that, if at the time there is available to the Company or the Issuer the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action or pursuing some other reasonable measure that, in the sole judgment of the Company, will have no adverse effect on the Issuer, the Company or the holders of the Convertible Preferred Securities and will involve no material cost, the Issuer or the Company will pursue such measure in lieu of redemption. See "-- Mandatory Redemption." In lieu of the foregoing options, the Company will also have the option of causing the Convertible Preferred Securities to remain outstanding and pay Additional Sums on the Convertible Junior Subordinated Debentures. See "Description of Convertible Junior Subordinated Debentures -- Additional
Sums."

     "Tax Event" means the receipt by the Property Trustee of an opinion of a nationally recognized independent tax counsel to the Company (reasonably acceptable to the Issuer Trustees) experienced in such matters (a "Dissolution Tax Opinion") to the effect that, as a result of (i) any amendment to or change (including any announced prospective change (which shall not include a proposed change), PROVIDED that a Tax Event shall not occur more than 90 days before the effective date of any such prospective change) in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (ii) any judicial decision or official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action") or (iii) any amendment to or change in the administrative position or interpretation of any Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental agency or regulatory body, irrespective of the manner in which such amendment or change is made known, which amendment or change is effective or such Administrative Action or decision is announced, in each case, on or after the date of original issuance of the Convertible Junior Subordinated Debentures or the issue date of the Convertible Preferred Securities issued by the Trust, there is more than an insubstantial risk that (a) if the Convertible Junior Subordinated Debentures are held by the Property Trustee, (I) the Trust is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to interest accrued or received on the Convertible Junior Subordinated Debentures or subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges as determined by such counsel, or (II) any portion of interest payable by the Company to the Trust on the Convertible Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Company in whole or in part for United States Federal income tax purposes or (b) with respect to Convertible Junior Subordinated Debentures which are no longer held by the Property Trustee, any portion of interest payable by the Company on the Convertible Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Company in whole or in part for United States Federal income tax purposes.

     If an Investment Company Event shall occur and be continuing, the Company shall cause the Issuer Trustees to liquidate the Issuer and cause the Convertible Junior Subordinated Debentures to be distributed to the holders of the Convertible Preferred Securities in liquidation of the Issuer within 90 days following the occurrence of such Investment Company Event.

     "Investment Company Event" means the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law") to the effect that the Issuer is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which Change in 1940 Act Law becomes effective on or after the date of this Offering Circular.

     The distribution by the Company of the Convertible Junior Subordinated Debentures will effectively result in the cancellation of the Convertible Preferred Securities. See "-- Liquidation of the Trust and Distribution of Convertible Junior Subordinated Debentures."

LIQUIDATION OF THE TRUST AND DISTRIBUTION OF CONVERTIBLE JUNIOR SUBORDINATED DEBENTURES

     The Company, as the holder of the outstanding Common Securities, has the right at any time (including, without limitation, upon the occurrence of a Tax Event or Investment Company Act Event) to dissolve the Trust and cause a Like Amount of the Convertible Junior Subordinated Debentures to be distributed to the holders of the Trust Securities upon liquidation of the Trust, PROVIDED that the Issuer Trustees shall have received a No Recognition Opinion prior to the liquidation of the Trust.

     The Trust shall automatically dissolve upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company; (ii) the distribution of a Like Amount of the Convertible Junior Subordinated Debentures to the holders of the Trust Securities if the Company, as Depositor, has given written direction to the Property Trustee to terminate the Trust (which direction is optional and, except as described above, wholly within the discretion of the Company, as Depositor); (iii) redemption of all the Trust Securities as described under "-- Mandatory Redemption" above; (iv) expiration of the term of the Trust; (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction; and (vi) the distribution of shares of Class A common stock to holders of the Trust Securities upon conversion of all of the Trust Securities.

     If an early dissolution occurs as described in clause (i), (ii), (iv) or
(v) above, the Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Convertible Junior Subordinated Debentures, unless such distribution would not be practical, in which event such holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to, in the case of holders of Convertible Preferred Securities, the aggregate liquidation amount thereof plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Convertible Preferred Securities shall be paid on a PRO RATA basis. The Company, as holder of the Common Securities, will be entitled to receive distributions upon any such liquidation PRO RATA with the holders of the Convertible Preferred Securities, except that if a Debenture Event of Default (or an event that, with notice or passage of time, would become such a Debenture Event of Default) or an Event of Default under the Declaration has occurred and is continuing, the Convertible Preferred Securities shall have a priority over the Common Securities with respect to any such distributions. See
" -- Subordination of Common Securities."

     "Like Amount" means (i) with respect to a redemption of Convertible Preferred Securities, Convertible Preferred Securities having an aggregate liquidation amount equal to that portion of the principal amount of Convertible Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Convertible Preferred Securities based upon the relative liquidation amounts of such classes and the proceeds of which will be used to pay the applicable Redemption Price of the Convertible Preferred Securities and (ii) with respect to a distribution of Convertible Junior Subordinated Debentures to holders of Convertible Preferred Securities in connection with a dissolution or liquidation of the Trust, Convertible Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Trust Securities of the holder to whom such Convertible Junior Subordinated Debentures are distributed.

     If the Company does not redeem the Convertible Junior Subordinated Debentures prior to maturity and the Trust is not liquidated and the Convertible Junior Subordinated Debentures are not distributed to holders of the Trust Securities, the Convertible Preferred Securities will remain outstanding until the repayment of the Convertible Junior Subordinated Debentures at the Stated Maturity and the distribution of the Liquidation Distribution to the holders of the Convertible Preferred Securities.

     On and after the liquidation date fixed for any distribution of Convertible Junior Subordinated Debentures to holders of the Trust Securities, (i) the Convertible Preferred Securities will no longer be deemed to be outstanding,
(ii) DTC or its nominee, as the record holder of the Convertible Preferred Securities, will receive a registered global certificate or certificates representing the Convertible Junior Subordinated Debentures to be delivered upon such distribution with respect to Convertible Preferred Securities held by DTC or its nominee and (iii) any certificates representing Convertible Preferred Securities not held by DTC or its nominee will be deemed to represent Convertible Junior Subordinated Debentures having a principal amount equal to the liquidation amount of such Convertible Preferred Securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Convertible Preferred Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon the Company will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Convertible Junior Subordinated Debentures.

     There can be no assurance as to the market prices for the Convertible Preferred Securities or the Convertible Junior Subordinated Debentures that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Convertible Preferred Securities that an investor may purchase, or the Convertible Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Convertible Preferred Securities offered hereby.

SUBORDINATION OF COMMON SECURITIES

     Payment of Distributions on, and the Redemption Price of, the Convertible Preferred Securities and Common Securities, as applicable, shall be made PRO RATA to the holders of Convertible Preferred Securities and Common Securities based on the liquidation amount of the Trust Securities, PROVIDED that, if on any Distribution Date or Redemption Date any Debenture Event of Default (or an event that, with notice or passage of time, would become such an Event of Default) or an Event of Default under the Declaration shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accrued and unpaid Distributions on all of the outstanding Convertible Preferred Securities for all Distribution periods terminating on or prior thereto, or, in the case of payment of the applicable Redemption Price, the full amount of such Redemption Price on all of the outstanding Convertible Preferred Securities, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or the applicable Redemption Price of, the Convertible Preferred Securities then due and payable.

     In the case of any Event of Default under the Declaration resulting from a Debenture Event of Default, the Company as holder of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the Declaration until the effect of all such Events of Default have been cured, waived or otherwise eliminated. Until all such Events of Default under the Declaration have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Convertible Preferred Securities and not on behalf of the Company as holder of the Common Securities, and only the holders of the Convertible Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

EVENTS OF DEFAULT; NOTICE

     Any one of the following events constitutes an "Event of Default" under the Declaration (an "Event of Default") (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) the occurrence of a Debenture Event of Default (see "Description of Convertible Junior Subordinated Debentures -- Debenture Events of Default"); or

          (ii) default by the Issuer in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days (subject to the deferral of any due date in the case of a Deferral Period); or

          (iii) default by the Issuer in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

          (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in the Declaration (other than a covenant or warranty, a default in the performance of which or the breach of which is addressed in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Issuer Trustees by the holders of at least 25% in aggregate liquidation amount of the outstanding Convertible Preferred Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Declaration; or

          (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Company to appoint a successor Property Trustee within 60 days thereof.

     Within 30 days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Convertible Preferred Securities, the Administrative Trustees and the Company, as Depositor, unless such Event of Default shall have been cured or waived. The Company, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Declaration.

     If a Debenture Event of Default (or an event that with notice or the passage of time, would become such an Event of Default) or an Event of Default under the Declaration has occurred and is continuing, the Convertible Preferred Securities shall have a preference over the Common Securities as described above. See "-- Liquidation of the Trust and Distribution of Convertible Junior Subordinated Debentures" and "-- Subordination of Common Securities."

REMOVAL OF ISSUER TRUSTEES

     Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in liquidation amount of the outstanding Convertible Preferred Securities. In no event will the holders of the Convertible Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting fights are vested exclusively in the Company as the holder of the Common Securities. No resignation or removal of the Delaware Trustee or the Property Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

     Any person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Declaration, PROVIDED such person shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

     The Trust may not merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described below or as otherwise set forth in the Declaration. The Trust may, at the request of the Company, as Depositor, with the consent of the Administrative Trustees but without the consent of the holders of the Convertible Preferred Securities, the Property Trustee or the Delaware Trustee, merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any State; PROVIDED, HOWEVER, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Convertible Preferred Securities or (b) substitutes for the Convertible Preferred Securities other securities having substantially the same terms as the Convertible Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Convertible Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Convertible Junior Subordinated Debentures, (iii) the Successor Securities are listed or traded, or any Successor

Securities will be listed or traded upon notification of issuance, on any national securities exchange, national automated quotation system or other organization on which the Convertible Preferred Securities are then listed or traded, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Convertible Preferred Securities (including any Successor Securities) in any material respect, (v) such merger, consolidation, amalgamation or replacement does not cause the Convertible Preferred Securities (or any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (vi) such successor entity has a purpose substantially identical and limited to that of the Trust,
(vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the Trust experienced in such matters to the effect that
(a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Convertible Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act, (viii) the Company or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and (ix) such merger, consolidation, amalgamation, replacement or lease is not a taxable event for holders of the Convertible Preferred Securities. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in aggregate liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as an association taxable as a corporation (or to substantially increase the likelihood that the Trust or the successor entity would be classified as other than a grantor trust) for United States Federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE DECLARATION

     Except as provided below and under "Description of Guarantee -- Amendments and Assignment" and as otherwise required by law and the Declaration, the holders of the Convertible Preferred Securities have no voting rights.

     In addition to the rights of the holders of Convertible Preferred Securities with respect to the enforcement of payment to the Issuer of principal of or interest on the Convertible Junior Subordinated Debentures as provided under "Description of Convertible Junior Subordinated Debentures -- Debenture Events of Default," if (i) a Debenture Event of Default occurs and is continuing or (ii) the Company defaults under the Guarantee with respect to the Convertible Preferred Securities (each an "Appointment Event"), then the holders of the Convertible Preferred Securities, acting as a single class, will be entitled by the majority vote of such holders to appoint a Special Trustee. Any holder of Convertible Preferred Securities (other than the Company or any of its affiliates) shall be entitled to nominate any person to be appointed as Special Trustee. Not later than 30 days after such right to appoint a Special Trustee arises, the Issuer Trustees shall convene a meeting of the holders of Convertible Preferred Securities for the purpose of appointing a Special Trustee. If the Issuer Trustee fails to convene such meeting within such 30-day period, the holders of not less than 10% of the aggregate stated liquidation amount of the outstanding Convertible Preferred Securities will be entitled to convene such meeting. The provisions of the Declaration relating to the convening and conduct of the meetings of the holders will apply with respect to any such meeting. Any Special Trustee so appointed shall cease to be a Special Trustee if the Appointment Event pursuant to which the Special Trustee was appointed and all other Appointment Events cease to be continuing. Notwithstanding the appointment of any such Special Trustee, the Company shall retain all rights under the Indenture, including the right to defer payments of interest by extending the interest payment period as provided under "Description of Convertible Junior Subordinated Debentures --

Option to Extend Interest Payment Date." If such an extension occurs, there will be no Debenture Event of Default and, consequently, no Event of Default for failure to make any scheduled interest payment during the Deferral Period on the date originally scheduled.

     The Declaration may be amended from time to time by the Company, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities, (i) to cure any ambiguity, correct or supplement any provision in the Declaration that may be inconsistent with any other provision, or to make any other provisions with respect to ministerial matters or questions arising under the Declaration, which shall not be inconsistent with the other provisions of the Declaration, or (ii) to modify, eliminate or add to any provisions of the Declaration to such extent as shall be necessary to ensure that the Trust will not be taxable as a corporation or will be classified for United States Federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the 1940 Act; PROVIDED, HOWEVER, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of Trust Securities, and any such amendments of the Declaration shall become effective when notice thereof is given to the holders of the Trust Securities. In accordance with the provisions of the preceding sentence, the Company, the Property Trustee and the Administrative Trustee have executed an amendment to the Declaration to correct an inconsistent provision contained in Section 3.08(h) which incorrectly provided that the Property Trustee would act as Paying Agent and Registrar in New York. The amendment changed the reference to New York to Wilmington, Delaware, which is the location of the office maintained by the Property Trustee set forth in Section 7.04 of the Declaration. In addition, the Company, the Property Trustee and the Administrative Trustee entered into a second amendment to the Declaration to correct the number of Common Securities set forth in Annex I thereof from 57,990 to 57,992 (with a corresponding correction in the aggregate liquidation amount of the Common Securities). The provision in the Declaration requiring the Sponsor to purchase Common Securities having an aggregate liquidation amount equal to 3% of the total capital of the Trust was also corrected to provide that the Common Securities would have an aggregate liquidation amount equal to AT LEAST 3% of the total capital of the Trust. The delivery of this prospectus to holders of the Trust Securities constitutes the notice to the holders of these amendments required by Section 12.01(a) of the Declaration.

     The Declaration may be amended by the Issuer Trustees and the Company with
(i) the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding Convertible Preferred Securities, and
(ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States Federal income tax purposes or the Trust's exemption from status as an "investment company" under the 1940 Act. In addition, without the consent of each holder of Trust Securities the Declaration may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

     So long as any Convertible Junior Subordinated Debentures are held by the Trust, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to the Convertible Junior Subordinated Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Convertible Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Convertible Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding Convertible Preferred Securities; PROVIDED, HOWEVER, that where a consent under the Indenture would require the consent of each holder of Convertible Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the

Convertible Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Convertible Preferred Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Convertible Preferred Securities of any notice of default with respect to the Convertible Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Convertible Preferred Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that such action will not affect the Trust's status as a grantor trust for United States Federal income tax purposes on account of such action.

     Any required approval of holders of Convertible Preferred Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Convertible Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Convertible Preferred Securities in the manner set forth in the Declaration.

     No vote or consent of the holders of Convertible Preferred Securities is required for the Trust to redeem and cancel the Convertible Preferred Securities in accordance with the Declaration.

     Notwithstanding that holders of the Convertible Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Convertible Preferred Securities that are owned by the Company, the Issuer Trustees or any affiliate of the Company or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

EXPENSES AND TAXES

     In the Indenture, the Company, as borrower, has agreed to pay all debts and other obligations (other than with respect to payments of Distributions, amounts payable upon redemption and the liquidation amount of the Trust Securities) and all costs and expenses of the Trust (including costs and expenses relating to the organization of the Trust, the fees and expenses of the Issuer Trustees and the costs and expenses relating to the operation of the Trust) and the offering of the Convertible Preferred Securities, and to pay any and all taxes and all costs and expenses with respect to the foregoing (other than United States withholding taxes) to which the Trust might become subject. The foregoing obligations of the Company under the Indenture are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company has irrevocably waived any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against the Company. The Company has also agreed in the Indenture to execute such additional agreement(s) as may be necessary or desirable to give full effect to the foregoing.

FORM, BOOK-ENTRY PROCEDURES AND TRANSFER

     Convertible Preferred Securities originally sold to qualified institutional buyers (as defined in Rule 144A under the Securities Act) were issued in the form of one or more fully registered global Convertible Preferred Securities certificates (the "Global Convertible Preferred Securities"), except as described below. The Global Convertible Preferred Securities were deposited on the Closing Date with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC. Except as set forth below, the Global Convertible Preferred Securities may be transferred, in whole and not in part, only to DTC or another nominee of the DTC. Investors may hold their beneficial interests in the Global Convertible Preferred Securities directly through DTC if they have an account with DTC or indirectly through organizations which have accounts with DTC.

     DTC has advised the Company as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (which may include the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

     Upon the issuance of the Global Convertible Preferred Securities, DTC credited, on its book-entry registration and transfer system, the principal amount of the Convertible Preferred Securities represented by such Global Convertible Preferred Securities to the accounts of participants. The accounts credited are designated by the Initial Purchasers of such Convertible Preferred Securities. Ownership of beneficial interests in the Global Convertible Preferred Securities is limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the Global Convertible Preferred Securities is shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants' interests) and such participants (with respect to the owners of beneficial interests in the Global Convertible Preferred Securities other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the Global Convertible Preferred Securities.

     So long as DTC or its nominee is the registered holder and owner of the Global Convertible Preferred Securities, DTC or such nominee, as the case may be, will be considered the sole legal owner and holder of the related Convertible Preferred Securities for all purposes of the Declaration, the Guarantee and the Indenture. Except as set forth below, owners of beneficial interests in the Global Convertible Preferred Securities will not be entitled to have the Convertible Preferred Securities represented by the Global Convertible Preferred Securities registered in their names, will not receive or be entitled to receive physical delivery of certificated Convertible Preferred Securities in definitive form and will not be considered to be the owners or holders of any Convertible Preferred Securities under the Declaration, the Guarantee or the Indenture. The Company understands that under existing industry practice, in the event an owner of a beneficial interest in the Global Convertible Preferred Securities desires to take any action that DTC, as the holder of the Global Convertible Preferred Securities, is entitled to take, DTC would authorize the participants to take such action, and that the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Payment of amounts with respect to the Convertible Preferred Securities represented by the Global Convertible Preferred Securities registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the Global Convertible Preferred Securities.

     The Company expects that DTC or its nominee, upon receipt of payment of amounts with respect to the Global Convertible Preferred Securities, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Convertible Preferred Securities as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global Convertible Preferred Securities held through such participants will be governed by standing instructions and customary practices and will be the responsibility of such participants. None of the Company, the Issuer or the Initial Purchasers will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Convertible Preferred Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between or the relationship between such participants and the owners of beneficial interests in DTC and its participants or the relationship between such participants and the owners of beneficial interests in the Global Convertible Preferred Securities owning through such participants.

     Unless and to the extent they are exchanged in whole or in part for certificated Convertible Preferred Securities in definitive form, the Global Convertible Preferred Securities may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Convertible Preferred Securities among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Issuer or the Initial Purchasers will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

     None of the Company, the Issuer or the Initial Purchasers shall be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the Convertible Preferred Securities, and the Company, the Issuer and the Initial Purchasers may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and their respective principal amounts, of the Convertible Preferred Securities to be issued).

     The information in this Offering Circular concerning DTC and DTC's book-entry system has been obtained from such sources that the Company believes to be reliable. None of the Company, the Issuer or the Initial Purchasers will have any responsibility for the performance by DTC or its participants of their respective obligations as described hereunder or under the rules and procedures governing their respective operations.

  CERTIFICATED CONVERTIBLE PREFERRED SECURITIES

     The Convertible Preferred Securities represented by the Global Convertible Preferred Securities are exchangeable for certificated Convertible Preferred Securities in definitive form of like tenor as such Convertible Preferred Securities ("Certificated Convertible Preferred Securities") in denominations of U. S. $1,000 and integral multiples thereof if (i) DTC notifies the Company or the Issuer that it is unwilling or unable to continue as depositary for the Global Convertible Preferred Securities or if at any time DTC ceases to be a clearing agency registered under the Exchange Act, (ii) the Company or the Issuer in its discretion at any time determines not to have all of the Convertible Preferred Securities evidenced by the Global Convertible Preferred Securities or (iii) a default entitling the holders of the Convertible Preferred Securities to accelerate the maturity thereof has occurred and is continuing. Any of the Convertible Preferred Securities that is exchangeable pursuant to the preceding sentence is exchangeable for Certificated Convertible Preferred Securities issuable in authorized denominations and registered in such names as DTC shall direct. Subject to the foregoing, the Global Convertible Preferred Securities are not exchangeable, except for Global Convertible Preferred Securities of the same aggregate denomination to be registered in the name of DTC or its nominee. In addition, Certificated Convertible Preferred Securities will bear the legend referred to under "Transfer Restrictions" (unless the Company determines otherwise in accordance with applicable law) and will be subject to the provisions of such legend.

PAYMENT AND PAYING AGENCY

     Payments in respect of the Global Convertible Preferred Securities shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable Distribution Dates, or, in respect of the Convertible Preferred Securities that are not held by DTC, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee, the Administrative Trustees and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Company) to act as Paying Agent.

     The Property Trustee has informed the Trust that so long as it serves as paying agent for the Convertible Preferred Securities, it anticipates that information regarding Distributions on the Convertible Preferred Securities, including payment date, record date and redemption information, will be made available through Wilmington Trust Company.

REGISTRAR, CONVERSION AGENT, PAYING AGENT AND TRANSFER AGENT

     The Property Trustee acts as registrar and conversion agent for the Convertible Preferred Securities.

     The Property Trustee acts as initial paying agent and transfer agent for Restricted Certificated Convertible Preferred Securities and Certificated Convertible Preferred Securities and may designate additional or substitute paying agents and transfer agents at any time. Registration of transfers of Restricted Certificated Convertible Preferred Securities and Certificated Convertible Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Administrative Trustees, the Property Trustee or the Company may require) in respect of any tax or other government charges that may be imposed in relation thereto. The Trust will not be required to register the transfer of or exchange Restricted Certificated Convertible Preferred Securities and Certificated Convertible Preferred Securities during the period beginning at the opening of business 15 days before any selection of Restricted Certificated Convertible Preferred Securities and Certificated Convertible Preferred Securities to be redeemed and ending at the close of business on the day of that selection or register the transfer of or exchange any Certificated Convertible Preferred Securities, or portion thereof, called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Declaration and, during the existence of an Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Declaration or is unsure of the application of any provision of the Declaration, and the matter is not one on which holders of the Convertible Preferred Securities or the Common Securities are entitled under the Declaration to vote, then the Property Trustee shall take such action as is directed by the Company and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

     The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or classified as an association taxable as a corporation for United States Federal income tax purposes (or in a way that would substantially increase the risk that the Trust would be classified as other than a grantor trust for United States Federal income tax purposes), and so that the Convertible Junior Subordinated Debentures will be treated as indebtedness of the Company for United States Federal income tax purposes. In this connection, the Company and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Declaration, that the Company and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

     Holders of the Trust Securities have no preemptive or similar rights.

     The Trust may not borrow money or issue debt or mortgage or pledge any of its assets.

           DESCRIPTION OF CONVERTIBLE JUNIOR SUBORDINATED DEBENTURES

     The Convertible Junior Subordinated Debentures were issued under a Convertible Junior Subordi-nated Indenture (the "Indenture"), between the Company and Wilmington Trust Company, as trustee (the "Debenture Trustee").
The Indenture will be qualified under the Trust Indenture Act and incorporates certain provisions of the Trust Indenture Act. This summary of certain terms and provisions of the Convertible Junior Subordinated Debentures and the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by incorporation of the Trust Indenture Act.

GENERAL

     Concurrently with the issuance of the Trust Securities, the Trust invested the proceeds thereof in Convertible Junior Subordinated Debentures issued by the Company. Interest accrues on the Convertible Junior Subordinated Debentures from the date of their original issuance at the annual rate of 7% of the principal amount thereof and is payable quarterly in arrears on March 1, June 1, September 1 and December 1 (each, an "Interest Payment Date"), commencing September 1, 1999, to the person in whose name each Convertible Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the fifteenth of the month next preceding the applicable Interest Payment Date. It is anticipated that, until the liquidation of the Trust, each Convertible Junior Subordinated Debenture will be registered in the name of the Trust and held by the Property Trustee for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of the number of days elapsed in a 360-day year consisting of twelve 30-day months. In the event that any Interest Payment Date is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the applicable Interest Payment Date. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law), compounded quarterly from the relevant Interest Payment Date. The term "interest" as used herein shall include quarterly interest payments, interest on quarterly interest payments not paid the applicable Interest Payment Date, Special Interest and Additional Sums, as applicable. See " -- Additional Sums" and "Registration Rights."

     Unless previously redeemed or repurchased in accordance with the Indenture, the Convertible Junior Subordinated Debentures will mature on June 1, 2029 (the "Stated Maturity"). See "-- Redemption -- Repayment at Maturity; Redemption of Convertible Junior Subordinated Debentures."

     The Convertible Junior Subordinated Debentures are unsecured and rank junior and are subordinate in right of payment to all Senior Debt. Because the Company is principally a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Convertible Preferred Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of such subsidiary, except to the extent that the Company may itself be recognized as a creditor of such subsidiary. Accordingly, the Convertible Junior Subordinated Debentures will be subordinated to all Senior Debt and effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Convertible Junior Subordinated Debentures should look only to the assets of the Company for payments on the Convertible Junior Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Debt, whether under the Indenture or any existing or other indenture that the Company may enter into in the future or otherwise. See "Risk Factors -- Risks Relating to the Convertible Preferred Securities."

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
OPTION TO EXTEND INTEREST PAYMENT DATE

     As long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Indenture to defer the payment of interest on the Convertible Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Deferral Period, PROVIDED that no Deferral Period may extend beyond the Stated Maturity of the Convertible Junior Subordinated Debentures. At the end of a Deferral Period, the Company must pay all interest then accrued and unpaid on the Convertible Junior Subordinated Debentures (together with interest accrued thereon compounded quarterly from the relevant Interest Payment Date, to the extent permitted by applicable law). During a Deferral Period and for so long as the Convertible Junior Subordinated Debentures remain outstanding, interest will continue to accrue and holders of Convertible Junior Subordinated Debentures (and holders of the Convertible Preferred Securities) will be required to accrue interest income (in the form of OID) for United States Federal income tax purposes. See "Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

     During any Deferral Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock) other than stock dividends paid by the Company which consist of stock of the same class as that on which the dividend is being paid and (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank PARI PASSU with or junior in interest to the Convertible Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks PARI PASSU with or junior in interest to the Convertible Junior Subordinated Debentures (other than (a) dividends or distributions in Company Common Stock, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases or acquisitions of shares of Company Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plan or any other contractual obligation of the Company (other than a contractual obligation ranking PARI PASSU with or junior to the Convertible Junior Subordinated Debentures), (e) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (f) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). A Deferral Period will terminate upon the payment by the Company of all interest then accrued and unpaid on the Convertible Junior Subordinated Debentures (together with interest accrued thereon, compounded quarterly, to the extent permitted by applicable law). Prior to the termination of any Deferral Period, the Company may further extend such Deferral Period, PROVIDED, HOWEVER, that such deferral does not cause such Deferral Period to exceed 20 consecutive quarters or to extend beyond the Stated Maturity of the Convertible Junior Subordinated Debentures. Upon the termination of any Deferral Period, and subject to the foregoing limitations, the Company may elect to begin a new Deferral Period. No interest shall be due and payable during a Deferral Period, except at the end thereof. The Company must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Deferral Period at least ten days prior to the record date for the Distributions on the Convertible Preferred Securities that would have been payable except for the election to begin or extend such Deferral Period. The Debenture Trustee shall give notice of the Company's election to begin or extend a new Deferral Period to the holders of the Convertible Preferred Securities. There is no limitation on the number of times that the Company may elect to begin a Deferral Period.

REDEMPTION

  REPAYMENT AT MATURITY; REDEMPTION OF CONVERTIBLE JUNIOR SUBORDINATED
DEBENTURES

     The Convertible Junior Subordinated Debentures must be repaid at Stated Maturity, unless earlier redeemed. The circumstances in which the Company may redeem the Convertible Junior Subordinated Debentures prior to Stated Maturity are described below. Upon the repayment in full at maturity or redemption, in whole or in part, of the Convertible Junior Subordinated Debentures (other than following the distribution of the Convertible Junior Subordinated Debentures to the holders of the Trust Securities), the proceeds from such repayment or redemption shall concurrently be applied to redeem, at the applicable Redemption Price, a Like Amount of Trust Securities, upon the terms and conditions described herein. See "Description of Convertible Preferred
Securities -- Mandatory Redemption."

  OPTIONAL REDEMPTION

     The Company has the right to redeem the Convertible Junior Subordinated Debentures, in whole or in part, at any time or from time to time after June 5, 2002, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to $51.75 per $50 principal amount of the Convertible Junior Subordinated Debentures to be redeemed plus any accrued and unpaid interest, including Additional Sums, if any, to the date of redemption, if redeemed on or before June 1, 2003, and at the following redemption prices per $50 principal amount of Convertible Junior Subordinated Debentures, if redeemed during the 12-month period ending June 1:

                                              PRICE PER
YEAR                                    $40 PRINCIPAL AMOUNT
-------------------------------------   ---------------------
2004.................................          $ 51.17
2005.................................          $ 50.58

and thereafter at $50 per $50 principal amount of Convertible Junior Subordinated Debentures plus, in each case, accrued and unpaid interest, including Additional Sums, if any, to the redemption date.

     In the event of any redemption in part, the Company shall not be required
(i) to issue, register the transfer of or exchange any Convertible Junior Subordinated Debenture during a period beginning at the opening of business 15 days before any selection for redemption of Convertible Junior Subordinated Debentures and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Convertible Junior Subordinated Debentures to be so redeemed and (ii) to register the transfer of or exchange any Convertible Junior Subordinated Debentures so selected for redemption, in whole or in part, except the unredeemed portion of any Convertible Junior Subordinated Debenture being redeemed in part.

  TAX EVENT REDEMPTION

     The Company may also, under certain limited circumstances within 90 days of the occurrence and continuation of a Tax Event, redeem (a "Tax Event Redemption") the Convertible Junior Subordinated Debentures in whole, but not in part, at the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of redemption (the "Tax Event Redemption Price"). See "Description of Convertible Preferred Securities -- Tax Event or Investment Company Event Redemption or Distribution."

     If the Company is permitted to consummate a Tax Event Redemption and it desires to do so, it must mail notice to holders of Convertible Preferred Securities at least 20 days but not more than 60 days before the Redemption Date.

ADDITIONAL SUMS

     If (i) the Property Trustee is the sole holder of all Convertible Junior Subordinated Debentures and (ii) the Trust is required to pay any additional taxes, duties, assessments or other governmental charges as a result of a Tax Event or otherwise ("Additional Sums"), the Company will pay as additional amounts on the Convertible Junior Subordinated Debentures such amounts as shall be required so that the Distributions payable by the Trust in respect of the Trust Securities shall not be reduced as a result of any such Additional Sums.

RESTRICTIONS ON CERTAIN PAYMENTS

     If (i) there shall have occurred a Debenture Event of Default, (ii) the Company shall be in default with respect to its payment of any obligations under the Guarantee or (iii) the Company shall have given notice of its election of a Deferral Period as provided in the Indenture and shall not have rescinded such notice, or such Deferral Period shall be continuing, the Company will covenant that it will not (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock) other than stock dividends paid by the Company which consist of stock of the same class as that on which the dividend is being paid, (b) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company that rank PARI PASSU with or junior in interest to the Convertible Junior Subordinated Debentures or (c) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks PARI PASSU with or junior in interest to the Convertible Junior Subordinated Debentures (in each case other than (A) dividends or distributions in Company Common Stock, (B) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (C) payments under the Guarantee, (D) purchases or acquisitions of shares of Company Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plan or any other contractual obligation of the Company (other than a contractual obligation ranking PARI PASSU with or junior in interest to the Convertible Junior Subordinated Debentures), (E) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (F) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged).

MODIFICATION OF INDENTURE

     From time to time the Company and the Debenture Trustee may, without the consent of the holders of Convertible Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (PROVIDED that any such action does not materially adversely affect the interest of the holders of Convertible Junior Subordinated Debentures or the holders of the Convertible Preferred Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of Convertible Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of Convertible Junior Subordinated Debentures; PROVIDED, HOWEVER, that no such modification may, without the consent of the holder of each outstanding Convertible Junior Subordinated Debenture so affected, change the Stated Maturity, or reduce the principal amount of the Convertible Junior Subordinated Debentures, or reduce the rate or extend the time of payment of interest thereon or reduce the percentage of principal amount of Convertible Junior Subordinated Debentures the consent of whose holders is required to amend, waive or supplement the Indenture, or have certain other effects as set forth in the Indenture.

DEBENTURE EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events with respect to the Convertible Junior Subordinated Debentures that has occurred and is continuing constitutes a "Debenture Event of Default":

          (i) failure for 30 days to pay any interest on the Convertible Junior Subordinated Debentures when due (subject to the deferral of any due date in the case of a Deferral Period); or

          (ii) failure to pay any principal or premium, if any, on the Convertible Junior Subordinated Debentures when due, whether at maturity, upon redemption, by declaration of acceleration or otherwise; or

          (iii) failure to observe or perform certain other covenants contained in the Indenture for 90 days after written notice to the Company from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the Convertible Junior Subordinated Debentures; or

          (iv) failure by the Company to issue and deliver shares of Class A common stock upon an election by a holder of Convertible Preferred Securities to convert such Convertible Preferred Securities; or

          (v) certain events in bankruptcy, insolvency or reorganization of the Company; or

          (vi) the voluntary or involuntary dissolution, winding-up or termination of the Trust, except in connection with the distribution of the Convertible Junior Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration.

     The holders of a majority in aggregate outstanding principal amount of the Convertible Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Convertible Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default and, should the Debenture Trustee or such holders of Convertible Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate liquidation amount of the Convertible Preferred Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of the Convertible Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Convertible Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. Should the holders of Convertible Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation amount of the Convertible Preferred Securities shall have such right.

     The holders of a majority in aggregate outstanding principal amount of the Convertible Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Convertible Junior Subordinated Debentures, waive any past default, except a default in the payment of principal of (or premium, if any) or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Convertible Junior Subordinated Debenture. Should the holders of such Convertible Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation amount of the Convertible Preferred Securities shall have such right. The Company is required to file annually with the Debenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Indenture.

     In case a Debenture Event of Default shall occur and be continuing, the Property Trustee will have the right to declare the principal of and the interest on the Convertible Junior Subordinated Debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Convertible Junior Subordinated Debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CONVERTIBLE PREFERRED SECURITIES

     If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Junior Subordinated Debentures on the date such interest or principal is otherwise payable, a holder of Convertible Preferred Securities may institute a Direct Action. The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Convertible Preferred Securities. If the right to bring a Direct Action is removed following the effectiveness of the Shelf Registration Statement in respect of the Convertible Junior Subordinated Debentures, the Trust may become subject to the reporting obligations under the Exchange Act. Notwithstanding any payments made to a holder of Convertible Preferred Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of and interest on the Convertible Junior Subordinated Debentures, and the Company shall be subrogated to the rights of the holders of such Convertible Preferred Securities with respect to payments on the Convertible Preferred Securities to the extent of any payments made by the Company to such holder in any Direct Action.

     The holders of the Convertible Preferred Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Convertible Junior Subordinated Debentures unless there shall have been an Event of Default under the Declaration. See "Description of Convertible Preferred Securities -- Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The Indenture provides that the Company shall not consolidate with or merge with or into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, and no person shall consolidate with or merge with or into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless
(i) in case the Company consolidates with or merges with or into another person or conveys or transfers its properties and assets substantially as an entirety to any person, the successor person is organized under the laws of the United States or any State of the United States or the District of Columbia, and such successor person expressly assumes the Company's obligations on the Convertible Junior Subordinated Debentures issued under the Indenture and shall have provided for conversion rights in accordance with Article XIII of the Indenture;
(ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; (iii) if at the time any Convertible Preferred Securities are outstanding, such transaction is permitted under the Declaration and the Guarantee and does not give rise to any breach or violation of the Declaration or the Guarantee; and (iv) certain other conditions as prescribed in the Indenture are met.

     The general provisions of the Indenture do not afford holders of the Convertible Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Convertible Junior Subordinated Debentures.

SUBORDINATION

     In the Indenture, the Company has covenanted and agreed that any Convertible Junior Subordinated Debentures issued thereunder shall be subordinate and junior in right of payment to all Senior Debt to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, the holders of Senior Debt will first be entitled to receive payment in full of such Senior Debt (including any interest accruing subsequent to the filing of a petition for bankruptcy regardless of whether such interest is an allowed claim in the bankruptcy proceeding) before the holders of Convertible Junior Subordinated Debentures, or the Property Trustee on behalf of the holders, will be entitled to receive or retain any payment or distribution in respect thereof.

     In the event of the acceleration of the maturity of the Convertible Junior Subordinated Debentures, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of the Convertible Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of, and premium and interest, if any, on, the Convertible Junior Subordinated Debentures.

     In the event that the Company shall default in the payment of any principal of, or premium or interest, if any, on, any Senior Debt when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, and such default continues beyond the period of grace, if any, specified in the instrument evidencing such Senior Debt, then, unless and until such default shall have been cured or waived or shall have ceased to exist or all Senior Debt shall have been paid, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made for principal of, and premium and interest, if any, on, the Convertible Junior Subordinated Debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Convertible Junior Subordinated Debentures.

     "Senior Debt" means (i) the principal of, and premium, if any, and interest on, all obligations of every nature of the Company for money borrowed, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, together with all fees, indemnities and expenses payable under such obligations (ii) all obligations to make payment pursuant to the terms of financial instruments, such as (a) securities contracts and foreign currency exchange contracts, (b) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange agreements, options, commodity futures contracts and commodity options contracts, and (c) similar financial instruments; except, in the case of both (i) and (ii) above, such indebtedness and obligations that are expressly stated to rank junior in right of payment to, or PARI PASSU in right of payment with, the Convertible Junior Subordinated Debentures, (iii) indebtedness or obligations of others of the kind described in both (i) and (ii) above for the payment of which the Company is responsible or liable as guarantor or otherwise and (iv) any deferrals, renewals or extensions of any such Senior Debt; PROVIDED, HOWEVER, that Senior Debt shall not be deemed to include (a) any Debt of the Company which, when incurred and without respect to any election under
Section 1111(b) of the United States Bankruptcy Code of 1978, was without recourse to the Company, (b) trade accounts payable and accrued liabilities arising in the ordinary course of business, (c) any Debt of the Company to any of its subsidiaries, (d) Debt to any employee of the Company and (e) Debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such Debt by the holders of the Convertible Junior Subordinated Debentures as a result of the subordination provisions of the Indenture would be greater than such payments otherwise would have been as a result of any obligation of such holders of such Debt to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such Debt is subject.

     "Debt" means (i) the principal of, and premium and interest, if any, on, indebtedness for money borrowed, (ii) purchase money and similar obligations,
(iii) obligations under capital leases,

(iv) guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which the Company is responsible for the payment of such indebtedness of others, (v) renewals, extensions and refunding of any such indebtedness, (vi) interest or obligations in respect of any such indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings and
(vii) obligations associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts and similar arrangements.

     The Indenture places no limitation on the amount of Senior Debt that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Debt. At June 30, 1999, the aggregate outstanding Senior Debt of the Company was approximately $170 million. The Indenture also places no limitation on the Debt of the Company's subsidiaries, which is effectively senior in right of payment to the Convertible Junior Subordinated Debentures. As of June 30, 1999, the Company's subsidiaries had Debt and other liabilities of approximately $214 million.

REGISTRATION AND TRANSFER

     Unless and until distributed to holders of the Trust Securities, the Convertible Junior Subordinated Debentures will be registered in the name of and held by the Property Trustee. Should the Convertible Junior Subordinated Debentures be distributed to holders of the Trust Securities, (i) beneficial interests in the Convertible Junior Subordinated Debentures issued to holders of beneficial interests in Global Convertible Preferred Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC and (ii) Convertible Junior Subordinated Debentures issued to holders of Restricted Certificated Convertible Preferred Securities will be in fully registered, certificated form.

     A global security shall be exchangeable for Convertible Junior Subordinated Debentures in certificated form registered in the names of persons other than Cede & Co. only if (i) DTC notifies the Company that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed, or if at any time DTC ceases to be a "clearing agency" registered under the Exchange Act, at a time when DTC is required to be so registered to act as such depositary, (ii) the Company in its sole discretion determines that such global security shall be so exchangeable, or (iii) there shall have occurred and be continuing a Debenture Event of Default. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in such global security.

     Payments on Convertible Junior Subordinated Debentures held in global form will be made to DTC, as the depositary for the Convertible Junior Subordinated Debentures. In the case of Convertible Junior Subordinated Debentures issued in certificated form, principal and interest will be payable, the transfer of the Convertible Junior Subordinated Debentures will be registrable, and Convertible Junior Subordinated Debentures will be exchangeable for Convertible Junior Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate office of the Debenture Trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by the Company, PROVIDED that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto or by wire transfer.

     For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of Convertible Preferred
Securities -- Form, Book-Entry Procedures and Transfer." If the Convertible Junior Subordinated Debentures are distributed to the holders of the Trust Securities upon the termination of the Trust, the form, book-entry and transfer procedures with respect to the Convertible Preferred Securities as described under "Description of Convertible Preferred Securities -- Form,

Book-Entry Procedures and Transfer"shall apply to the Convertible Junior Subordinated Debentures MUTATIS MUTANDIS.

PAYMENT AND PAYING AGENTS

     Payment of the principal of, and premium and interest, if any, on, the Convertible Junior Subordinated Debentures will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that, at the option of the Company, payment of interest may be made (except in the case of Convertible Junior Subordinated Debentures that are held in global form) by check mailed to each registered holder or by wire transfer. Payment of any interest on any Convertible Junior Subordinated Debenture will be made to the person in whose name such Convertible Junior Subordinated Debenture is registered at the close of business on the record date for such interest, except in the case of defaulted interest.

GOVERNING LAW

     The Indenture and the Convertible Junior Subordinated Debentures are governed by and will be construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

     The Debenture Trustee has and is subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Convertible Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                            DESCRIPTION OF GUARANTEE

     The Guarantee was executed and delivered by the Company concurrently with the issuance by the Trust of the Convertible Preferred Securities for the benefit of the holders from time to time of such Convertible Preferred Securities. Wilmington Trust Company acts as trustee (the "Guarantee Trustee") under the Guarantee Agreement. The Guarantee Agreement will be qualified under the Trust Indenture Act. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Convertible Preferred Securities.

GENERAL

     Pursuant to the Guarantee, the Company irrevocably agrees to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined herein) to the holders of the Convertible Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Convertible Preferred Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accrued and unpaid Distributions required to be paid on the Convertible Preferred Securities, to the extent that the Trust has funds on hand available therefor at such time, (ii) the applicable Redemption Price with respect to Convertible Preferred Securities called for redemption, to the extent that the Trust has funds on hand available therefor at such time, and
(iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (other than in connection with the distribution of Convertible Junior

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Subordinated Debentures to the holders of the Convertible Preferred Securities or the redemption of all of the Convertible Preferred Securities) the lesser of
(a) the Liquidation Distribution, to the extent the Trust has funds available therefor and (b) the amount of assets of the Trust remaining available for distribution to holders of the Convertible Preferred Securities upon liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as required by applicable law. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Convertible Preferred Securities or by causing the Trust to pay such amounts to such holders.

     The Guarantee will be an irrevocable guarantee on a subordinated basis of the Trust's obligations under the Convertible Preferred Securities, although it will apply only to the extent that the Trust has funds sufficient to make such payments, and is not a guarantee of collection. If the Company does not make interest payments on the Convertible Junior Subordinated Debentures held by the Trust, the Trust will not be able to pay Distributions on the Convertible Preferred Securities and will not have funds legally available therefor.

     The Guarantee ranks subordinate and junior in right of payment to all Senior Debt. See "-- Status of the Guarantee." Because the Company is principally a holding company, the right of the Company to participate in any distribution of assets of any subsidiary, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of the holders of Convertible Preferred Securities to benefit indirectly from any such distribution), is subject to the prior claims of creditors of such subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Company's obligations under the Guarantee are effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and claimants should look only to the assets of the Company for payments thereunder. The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Debt, whether under any indenture that the Company may enter into in the future or otherwise.

     Taken together, the Company's obligations under the Guarantee, the Declaration, the Convertible Junior Subordinated Debentures and the Indenture, including the Company's obligation to pay the costs, expenses and other liabilities of the Trust (other than the Trust's obligations to the holders of the Trust Securities under the Trust Securities), provide, in the aggregate, a full, irrevocable and unconditional guarantee of all of the Trust's obligations under the Convertible Preferred Securities. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Convertible Preferred Securities. See "Relationship Among the Convertible Preferred Securities, the Convertible
Junior Subordinated Debentures and the Guarantee."

STATUS OF THE GUARANTEE

     The Guarantee constitutes an unsecured obligation of the Company and ranks subordinate and junior in right of payment to all Senior Debt in the same manner as Convertible Junior Subordinated Debentures.

     The Guarantee constitutes a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee is held for the benefit of the holders of the Convertible Preferred Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the Convertible Preferred Securities of the Convertible Junior Subordinated Debentures. The Guarantee does not place a limitation on the amount of additional Senior Debt that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Debt.

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
AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not materially adversely affect the rights of holders of the Convertible Preferred Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of the outstanding Convertible Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of Convertible Preferred Securities -- Voting Rights; Amendment of the Declaration." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Convertible Preferred Securities then outstanding.

EVENTS OF DEFAULT

     An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder, PROVIDED, HOWEVER, that except with respect to a default in payment of any Guarantee Payment, the Company shall have received notice of default and shall not have cured such default within 60 days after receipt of such notice. The holders of not less than a majority in aggregate liquidation amount of the Convertible Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

     Any holder of the Convertible Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

     The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Convertible Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

     The Guarantee will terminate as to each holder of Convertible Preferred Securities upon (i) full payment of the Redemption Price and accrued and unpaid distributions with respect to all Convertible Preferred Securities, (ii) distribution of the Convertible Junior Subordinated Debentures held by the Trust to the holders of the Convertible Preferred Securities, (iii) liquidation of the Trust or (iv) the distribution of Class A common stock to such holder in respect of the conversion of such holder's Convertible Preferred Securities into Class A common stock and will terminate completely upon full payment of the amounts payable in accordance with the Declaration. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Convertible Preferred Securities must restore payment of any sums paid under the Convertible Preferred Securities or the Guarantee.

GOVERNING LAW

     The Guarantee is governed by and will be construed in accordance with the laws of the State of New York.

            RELATIONSHIP AMONG THE CONVERTIBLE PREFERRED SECURITIES,
        THE CONVERTIBLE JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

     Payments of Distributions and other amounts due on the Convertible Preferred Securities (to the extent the Trust has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of Guarantee." Taken together, the Company's obligations under the Convertible Junior Subordinated Debentures, the Indenture, the Declaration and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Convertible Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Trust Securities. If and to the extent that the Company does not make payments on the Convertible Junior Subordinated Debentures, the Trust will not pay Distributions or other amounts due on the Convertible Preferred Securities. The Guarantee does not cover payment of Distributions when the Trust does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of Convertible Preferred Securities is to institute a Direct Action. The obligations of the Company under the Guarantee are subordinate and junior in right of payment to all Senior Debt.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest and other payments are made when due on the Convertible Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Convertible Preferred Securities, primarily because (i) the aggregate principal amount or applicable Redemption Price of the Convertible Junior Subordinated Debentures will be equal to the sum of the aggregate liquidation amount or applicable Redemption Price, as applicable, of the Trust Securities; (ii) the interest rate payable on the Convertible Junior Subordinated Debentures and interest and other payment dates on the Convertible Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Convertible Preferred Securities; (iii) the Company shall pay for all costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under such Trust Securities; and (iv) the Declaration further provides that the Trust will not engage in any activity that is not consistent with the limited purposes thereof.

     Notwithstanding anything to the contrary in the Indenture, the Company has the right to set off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, any payment under the Guarantee used to satisfy the related payment of indebtedness under the Indenture.

ENFORCEMENT RIGHTS OF HOLDERS OF CONVERTIBLE PREFERRED SECURITIES

     A holder of any of the Convertible Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

     A default or event of default under any Senior Debt would not constitute a default or Event of Default under the Declaration. However, in the event of payment defaults under, or acceleration of, Senior Debt, the subordination provisions of the Indenture provide that no payments may be made in respect of the Convertible Junior Subordinated Debentures until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Convertible Junior Subordinated Debentures would constitute an Event of Default under the Declaration.

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
LIMITED PURPOSE OF THE TRUST

     The Convertible Preferred Securities evidence a beneficial interest in the Trust, and the Trust exists for the sole purpose of issuing the Convertible Preferred Securities and Common Securities and investing the proceeds of the Trust Securities in Convertible Junior Subordinated Debentures.

RIGHTS UPON DISSOLUTION

     Upon any voluntary or involuntary dissolution, winding-up or liquidation of the Trust involving the liquidation of the Convertible Junior Subordinated Debentures, after satisfaction of the liabilities of creditors of the Trust as required by applicable law, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Convertible Preferred Securities -- Liquidation of the Trust and Distribution of Convertible Junior Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Convertible Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Debt as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of the Company receive payments or distributions. Since the Company is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of Convertible Preferred Securities and a holder of Convertible Junior Subordinated Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

                      DESCRIPTION OF COMPANY CAPITAL STOCK

     Our authorized capital stock consists of 50,000,000 shares of common stock and 70,000,000 shares of preferred stock, par value $.01 per share. The common stock is divided into two classes: Class A common stock and Class B common stock.

COMMON STOCK

     As of September 30, 1999, 15,908,000 shares of common stock were outstanding, consisting of 12,383,000 shares of Class A common stock and 3,525,000 shares of Class B common stock.

     The holders of Class A common stock are entitled to one vote for each share held on all matters submitted to a vote of common stockholders. The holders of Class B common stock are entitled to ten votes for each share held on all matters submitted to a vote of common stockholders. Our common stock does not have cumulative voting rights, which means that the holders of a majority of the voting power of shares of common stock outstanding can elect all the directors, and the holders of the remaining shares will not be able to elect any directors. Each share of our common stock is entitled to participate equally in dividends, if, as and when declared by our Board of Directors, and in the distribution of assets in the event of liquidation, subject in all cases to any prior rights of outstanding shares of preferred stock. We have never paid cash dividends on our common stock. The shares of our common stock have no preemptive rights, redemption rights or sinking fund provisions. The outstanding shares of our common stock are, and the shares of Class A common stock issuable upon conversion of the Convertible Preferred Securities will be upon issuance, duly authorized, validly issued, fully paid and nonassessable.

     Certain holders of Class B common stock have entered into a voting agreement. Pursuant to the voting agreement, each stockholder who is a party has agreed not to sell his shares of Class B common stock to a competitor of ours and not to vote in favor of any merger, consolidation or other similar business combination with a competitor of ours. The term "competitor" is defined to mean any person or entity who is engaged in the funeral service, cemetery, crematory or related lines of business that, at the time of any proposed disposition (as defined in the voting agreement), or at any time within the 12-month period preceding the date of the proposed disposition, has any operations

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
within a 50-mile radius of any of our locations or an entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with us, and includes any other person or entity who directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with any such person or entity.

     Each share of Class B common stock is convertible at any time, at the option of the registered holder thereof, into one share of Class A common stock. In addition, each share of Class B common stock automatically converts into one share of Class A common stock upon a sale or transfer to anyone other than a permitted transferee. In any event, all outstanding shares of Class B common stock will be automatically converted into shares of Class A common stock on December 31, 2001.

PREFERRED STOCK

     We are authorized to issue 70,000,000 shares of preferred stock. Our Board of Directors may establish, without stockholder approval, one or more classes or series of preferred stock having the number of shares, designations, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations that they may designate. We believe that this power to issue preferred stock provides flexibility in connection with possible corporate transactions. The issuance of preferred stock, however, could adversely affect the voting power of holders of our common stock and restrict their rights to receive payments upon liquidation. It could also have the effect of delaying, deferring or preventing a change in control.

     As of September 30, 1999, outstanding preferred stock consisted of 1,182,500 shares of Series D preferred stock. The following description is a summary of the Certificate of Amendment to the Certificate of Designation for the Series D preferred stock, and it is qualified in its entirety by reference to that document.

     DIVIDENDS. The Series D preferred stock ranks, with respect to dividend rights and distribution of assets on liquidation, senior and prior to common stock and junior to, or on parity with, as the case may be, any other stock of ours designated as senior to, or on parity with, as the case may be, Series D preferred stock. Holders of Series D preferred stock are entitled to receive cumulative annual cash dividends ranging from $.06 to $.07 per share payable quarterly, depending upon when such shares were issued. Upon any voluntary or involuntary liquidation, dissolution or winding up, the holders of Series D preferred stock then outstanding will be entitled to receive an amount of cash per share equal to $1.00, together with all accrued and unpaid dividends, after any distribution is made on any senior securities and before any distribution is made on any junior securities, including common stock. As long as any shares of Series D preferred stock are outstanding, we may not pay a dividend (other than stock dividends in common stock) or other distribution on or repurchase common stock, directly or indirectly, unless all past due cumulative dividends on the Series D preferred stock have been paid. The terms of Series D preferred stock may be amended with the consent of the holders of a majority of the outstanding shares of Series D preferred stock.

     REDEMPTION. The Series D preferred stock is mandatorily redeemable by us on December 31, 2001 (subject to conversion rights at any time on or prior to November 30, 2001) at a redemption price of $1.00 per share plus all accrued and unpaid dividends to the date of redemption. The Series D preferred stock is redeemable, in whole or in part, at our option at any time during the period commencing on August 8, 1998 and ending on December 31, 2001 (subject to conversion rights up to 15 days prior to the redemption date) at a redemption price of $1.00 per share plus accrued and unpaid dividends to the date of redemption. Partial redemptions must be pro rata.

     CONVERSION. The Series D preferred stock is convertible at any time into Class B common stock at a conversion price equal to the average market price for the ten days preceding the date of delivery of notice of conversion on the principal securities market on which the Class A common stock is then traded. At September 30, 1999, the conversion price was $8.50, yielding, a total of 139,117 shares of Class B common stock that would be issuable upon the conversion of the 1,182,500 shares of Series D preferred stock outstanding.

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
     VOTING RIGHTS. The Series D preferred stock has general voting rights on all issues submitted to stockholders. The number of votes to which each share of Series D preferred stock is entitled is a fraction of a vote determined by dividing $1.00 by the then effective conversion price per share and dividing the resulting fraction by 20. The Series D preferred stock is entitled, as a separate class, to vote upon (or consent to) any amendment to the charter, bylaws or Certificate of Designation which would adversely affect the rights or powers of the Series D preferred stock. The requisite vote for approval is a majority of the shares of Series D preferred stock outstanding.

DELAWARE LAW AND CERTAIN CHARTER PROVISIONS

     We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of the company's outstanding voting stock) from engaging in a "business combination" (as defined in Section 203) with a company for three years following the date that person becomes an interested stockholder unless:

    o before that person became an interested stockholder, the company's board of directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

    o upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the company and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or

    o following the transaction in which that person became an interested stockholder, the business combination is approved by the company's board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

     Under Section 203, these restrictions also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving the company and a person who was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the company's directors, if that extraordinary transaction is approved or not opposed by a majority of the directors who were directors before any person became an interested stockholder in the previous three years or who were recommended for election or elected to succeed such directors by a majority of such directors then in office.

     Our Board of Directors is divided into three classes. The directors of each class are elected for three-year terms, with the terms of the three classes staggered so that directors from a single class are elected at each annual meeting of stockholders. Stockholders may remove a director only for cause upon the vote of holders of at least 80% of voting power of the outstanding shares of our common stock. In general, our Board of Directors, not the stockholders, has the right to appoint persons to fill vacancies on the Board of Directors.

     The charter provides that special meetings of holders of our common stock may be called only by our Board of Directors and that only business proposed by the Board of Directors may be considered at special meetings of holders of our common stock.

     The charter provides that the only business (including election of directors) that may be considered at an annual meeting of holders of our common stock, in addition to business proposed (or persons nominated to be directors) by our directors, is business proposed (or persons nominated to be directors) by holders of our common stock who comply with the notice and disclosure requirements set forth in the certificate of incorporation. In general, the charter requires that a stockholder give us notice of proposed business or nominations no later than 60 days before the annual meeting of holders of our common stock (meaning the date on which the meeting is first scheduled and not postponements or adjournments thereof) or (if later) ten days after the first public notice of the annual meeting is sent to holders of our common stock. In general, the notice must also contain information about the stockholder proposing the business or nomination, the stockholders interest in the business, and (with respect to nominations for director) information about the nominee of the nature ordinarily required to be disclosed in public proxy solicitation statements. The stockholder also must submit a notarized letter from each of the stockholders nominees stating the nominees acceptance of the nomination and indicating the nominees intention to serve as director if elected.

     The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or bylaws, unless the corporation's certificate of incorporation or bylaws requires a greater percentage. The charter provides that approval by the holders of at least
66 2/3% of the voting power of our outstanding voting stock is required to amend the provisions of the charter previously discussed and certain other provisions.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

                        FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of Vinson & Elkins L.L.P., counsel to us, the following are the material United States federal income tax consequences of the ownership and disposition of the Convertible Preferred Securities. Unless otherwise stated, this summary deals only with the Convertible Preferred Securities held as capital assets by holders who acquire the Convertible Preferred Securities upon original issuance. The tax treatment of a holder may vary depending on its particular situation. This summary does not deal with special classes of holders, such as, for example, dealers in securities or currencies, banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, tax exempt organizations, foreign persons, persons holding Convertible Preferred Securities as part of a straddle or as part of a hedging or conversion transaction or other integrated investment, or persons whose functional currency is not the United States dollar. Further, it does not include any description of alternative minimum tax consequences or the tax laws of any state, local or foreign government that may be applicable to the Convertible Preferred Securities. This summary is based on the Internal Revenue Code, Treasury Regulations thereunder and administrative and judicial interpretations thereof as of the date hereof, all of which are subject to change (possibly on a retroactive basis). In particular, legislation was previously proposed by the Clinton Administration in 1996 and 1997 that, if enacted, could have adversely affected our ability to deduct interest on the Convertible Junior Subordinated Debentures, which would in turn have permitted us to cause a redemption of the Convertible Junior Subordinated Debentures and therefore cause a redemption of the Convertible Preferred Securities. See "Description of the Convertible Preferred Securities -- Special Event Redemption." The authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the ownership and disposition of Convertible Preferred Securities may differ from the treatment described below.

     INVESTORS ARE ADVISED TO CONSULT THEIR TAX ADVISORS AS TO THE TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF THE CONVERTIBLE PREFERRED SECURITIES, IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, UNDER FEDERAL INCOME TAX LAWS AND ANY APPLICABLE STATE, LOCAL, FOREIGN AND OTHER TAX LAWS, INCLUDING THE EFFECTS OF POSSIBLE FUTURE CHANGES IN SUCH LAWS.

CLASSIFICATION OF THE TRUST

     In connection with the original issuance of the Convertible Preferred Securities, Vinson & Elkins L.L.P., counsel to us, rendered its opinion generally to the effect that, assuming full compliance with

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
the terms of the declaration of trust, the trust will be classified for United States Federal income tax purposes as a grantor trust and not as a corporation or a publicly traded partnership taxed as a corporation. Accordingly, for United States Federal income tax purposes each holder of Convertible Preferred Securities will be considered the owner of an undivided interest in the Convertible Junior Subordinated Debentures held by the trust and will be required to include in gross income its pro rata share of income on the Convertible Junior Subordinated Debentures, whether or not cash is actually distributed to the holder.

CLASSIFICATION OF THE CONVERTIBLE JUNIOR SUBORDINATED DEBENTURES

     Although the matter is not free from doubt, Vinson & Elkins L.L.P., counsel to us and the Trust, rendered its opinion that the Convertible Junior Subordinated Debentures should be classified for United States Federal income tax purposes as indebtedness of the Company under current law, and, by acceptance of Convertible Preferred Securities, each holder covenants to treat the Convertible Junior Subordinated Debentures as indebtedness and the Convertible Preferred Securities as evidence of an indirect beneficial ownership interest in the debentures. The Internal Revenue Service (the "IRS"), however, has announced in Notice 94-47 that it will scrutinize and may challenge the debt classification of instruments that have some features similar to the Convertible Junior Subordinated Debentures. Thus, no assurance can be given that the classification of the Convertible Junior Subordinated Debentures as indebtedness will not be challenged by the IRS or, if challenged, that such a challenge will not be successful. The remainder of this discussion assumes that the Convertible Junior Subordinated Debentures will be classified for Federal income tax purposes as indebtedness of the Company.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Unless the original issue discount ("OID") rules apply to the Convertible Junior Subordinated Debentures, as discussed below, stated interest on the Convertible Preferred Securities will generally be taxable to a holder as ordinary income when paid or accrued in accordance with that holder's method of accounting for United States Federal income tax purposes. While the existence of an issuer's option to defer the payment of interest on debt instruments generally results in the application of the OID rules, debt instruments like the Convertible Junior Subordinated Debentures are not considered issued with OID if there is only a "remote" likelihood of the Company exercising its option of deferral.

     The Company believes, and this discussion assumes, that, as of the date of this Prospectus, the likelihood of deferring payments of interest under the terms of the Convertible Junior Subordinated Debentures is "remote" within the meaning of the applicable Treasury Regulations. This belief is based in part on the fact that exercising that option would prevent the Company from declaring dividends on its stock and would prevent the Company from making any payments with respect to debt securities that rank PARI PASSU with or junior to the Convertible Junior Subordinated Debentures. Therefore, although the matter is not free from doubt, the Company believes that the Convertible Junior Subordinated Debentures should not be treated as subject to the OID rules at the time of their original issuance by reason of the Company's deferral option.

     No rulings or other interpretations have been issued by the IRS which have addressed the meaning of the term "remote" as used in the applicable Treasury Regulations, and it is possible that the IRS could take a position contrary to the interpretations herein.

     If the likelihood of the Company exercising the option to defer any payment of interest were determined not to be "remote" or if the Company were to exercise its option to defer payments of interest, the Convertible Junior Subordinated Debentures would be treated as subject to the OID rules at the time of their original issuance or at the time of such exercise, as the case may be, for the entire remaining term of the Convertible Junior Subordinated Debentures. Under these rules, all of the stated interest on the Convertible Junior Subordinated Debentures would be treated as OID and such OID would accrue on an economic accrual basis and would be includible in income on the accrual method, including during any interest deferral period, regardless of the holder's method of accounting for United States Federal income tax purposes. Consequently, holders of the Convertible Preferred Securities would be required to include OID in gross income even though the Company would not make any actual distributions during the extension period. Actual distributions of stated interest on the Convertible Junior Subordinated Debentures generally would not be separately taxable. A holder that disposes of its Convertible Preferred Securities prior to the record date for payment of distributions on the Convertible Junior Subordinated Debentures will be subject to tax on OID accrued through the date of disposition (and not previously included in income), but will not receive cash from the Trust with respect to such OID.

     Because the income underlying the Convertible Preferred Securities would not be characterized as dividends for United States Federal income tax purposes, corporate holders of the Convertible Preferred Securities will not be entitled to a dividends-received deduction for any income recognized with respect to the Convertible Preferred Securities.

RECEIPT OF CONVERTIBLE JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

     Under certain circumstances, the Convertible Junior Subordinated Debentures may be distributed to holders in exchange for the Convertible Preferred Securities and in liquidation of the Trust. Under current law, such a distribution to holders, for United States Federal income tax purposes, would be a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Convertible Junior Subordinated Debentures equal to such holder's aggregate tax basis in the Convertible Preferred Securities. A holder's holding period in the Convertible Junior Subordinated Debentures so received in liquidation of the Trust would include the period during which the Convertible Preferred Securities were held by such holder.

     The Convertible Junior Subordinated Debentures also may, under certain circumstances, be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Convertible Preferred Securities. Under current law, such a redemption would, for United States Federal income tax purposes, constitute a taxable disposition of the redeemed Convertible Preferred Securities, and a holder would recognize gain or loss as if it sold the redeemed Convertible Preferred Securities for cash. See " -- Sale of Convertible Preferred Securities."

SALE OF CONVERTIBLE PREFERRED SECURITIES

     A holder who sells Convertible Preferred Securities will be considered to have disposed of all or part of its PRO RATA share of the Convertible Junior Subordinated Debentures and will recognize gain or loss equal to the difference between the amount realized on the sale of the Convertible Preferred Securities and the holder's adjusted tax basis in such Convertible Preferred Securities. A holder's adjusted tax basis in the Convertible Preferred Securities generally will be its initial purchase price decreased by principal payments received on the Convertible Preferred Securities. If the OID rules apply to the Convertible Junior Subordinated Debentures, a holder's adjusted tax basis is increased by OID previously includible in income and decreased by distributions or other payments received on the Convertible Junior Subordinated Debentures since and including the day that the Convertible Junior Subordinated Debentures became subject to the OID rules. Any such gain or loss generally will be a capital gain or loss (except to the extent of any accrued interest with respect to such holder's PRO RATA share of the Convertible Junior Subordinated Debentures required to be included in income as ordinary income) and will be long term capital gain or loss if the Convertible Preferred Securities have been held by the holder for more than one year.

     If the Convertible Junior Subordinated Debentures are subject to the OID rules, a holder who disposes of its Convertible Preferred Securities between record dates for payments of distributions thereon will be required to include OID on the Convertible Junior Subordinated Debentures through the date of disposition in income as ordinary income, and to add such amount to its adjusted tax basis in the Convertible Preferred Securities. To the extent the amount recognized on the sale is less than the holder's adjusted tax basis (which basis will include all accrued but unpaid OID), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States Federal income tax purposes.

CONVERSION OF CONVERTIBLE PREFERRED SECURITIES INTO CLASS A COMMON STOCK

     A holder of Convertible Preferred Securities generally will not recognize income, gain or loss upon the conversion, through the conversion agent, of Convertible Junior Subordinated Debentures into Class A common stock. A holder will, however, recognize gain upon the receipt of cash in lieu of a fractional share of Class A common stock equal to the amount of cash so received less such holder's tax basis in such fractional share. Such holder's tax basis in Company common stock received upon conversion generally will be equal to such holder's tax basis in the Convertible Preferred Securities delivered to the conversion agent for exchange, less the basis allocated to any fractional share for which cash is received. Such holder's holding period in Class A common stock received upon conversion generally will include the holding period of the Convertible Preferred Securities delivered to the conversion agent for exchange.

DIVIDENDS ON CLASS A COMMON STOCK

     The amount of any distribution by the Company in respect of Class A common stock will be equal to the amount of cash and the fair market value, on the date of distribution, of any property distributed. Generally, distributions will be treated as a dividend, subject to tax as ordinary income, to the extent of the Company's current or accumulated earnings and profits as determined for Federal income tax purposes, then as a tax-free return of capital to the extent of a holder's tax basis in the Class A Common stock and thereafter as gain from the sale or exchange of such stock as described below.

     In general, a dividend distribution to a corporate holder will qualify for the 70% dividends received deduction if the holder owns less than 20% of the voting power and value of a corporation's stock (other than any non-voting, non-convertible, non-participating preferred stock). A corporate holder that owns 20% or more of the voting power and value of a corporation's stock (other than any non-voting, non-convertible, non-participating preferred stock) generally will qualify for an 80% dividends and received deduction. The dividends received deduction is subject to certain holding period, taxable income and other limitations.

SALE OF CLASS A COMMON STOCK

     Upon the sale or exchange of Class A common stock, a holder generally will recognize gain or loss equal to the difference between the amount of cash and the fair market value of any property received on the sale or exchange and such holder's adjusted tax basis in the Class A common stock. Any such gain or loss generally will be capital gain or loss and will be long term capital gain or loss if such holder's holding period for the Class A common stock exceeds one year. A holder's basis and holding period in Class A common stock received upon conversion of Convertible Preferred Securities are determined above under " -- Conversion of Convertible Preferred Securities into Class A common stock."

ADJUSTMENT OF CONVERSION PRICE

     Treasury Regulations promulgated under Section 305 of the Internal Revenue Code would treat holders of Convertible Preferred Securities as having received a constructive distribution from the Company in certain events in which the conversion rate of the Convertible Junior Subordinated Debentures was adjusted. Accordingly, under certain circumstances, a reduction in the conversion price for the Convertible Junior Subordinated Debentures may result in deemed dividend income to holders of Convertible Preferred Securities to the extent of the current or accumulated earnings and profits of the Company. Holders of Convertible Preferred Securities would be required to include their allocable share of such deemed dividend income in gross income but would not receive any cash related thereto. Holders of Convertible Preferred Securities are advised to consult their tax advisors as to the federal income tax consequences of adjustments in the conversion rate of Convertible Preferred Securities.

INFORMATION REPORTING TO HOLDERS

     The Trust will report the OID accrued during the year with respect to the Convertible Junior Subordinated Debentures, and any gross proceeds received by the Trust from the retirement or redemption of the Convertible Junior Subordinated Debentures, annually to the holders of record of the Convertible Preferred Securities and to the IRS. The Trust currently intends to deliver such reports to holders of record not later than January 31 following each calendar year. It is anticipated that persons who hold Convertible Preferred Securities as nominees for beneficial owners will report the required tax information to beneficial owners on Form 1099.

BACKUP WITHHOLDING

     Payments made on, and proceeds from the sale of, Convertible Preferred Securities, any Convertible Junior Subordinated Debentures distributed by the Trust or any Class A common stock received on conversion may be subject to 31% backup withholding unless the holder complies with certain identification requirements or otherwise qualifies for exemption. Backup withholding is not an additional tax. Any withheld amounts will generally be refunded or credited against the holder's federal income tax liability, provided the required information is timely filed with the IRS.

NON-U.S. HOLDERS

     The following is a general discussion of certain U.S. Federal tax consequences of the ownership and disposition of Convertible Preferred Securities applicable to beneficial owners that are Non-U.S. Holders ("Non-U.S. Holders") of Convertible Preferred Securities. A "Non-U.S. Holder" is any person that is the beneficial owner of Convertible Preferred Securities other than (i) an individual who is a citizen or resident of the United States, (ii) a corporation or partnership created or organized in the United States or under the laws of the United States or of any State thereof (including the District of Columbia), (iii) an estate the income of which is subject to U.S. Federal income tax regardless of its source or (iv) a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust. This discussion is for general information only and does not deal with all aspects of U.S. Federal income and estate taxation that may be relevant to Non-U.S. Holders in view of their particular circumstances, nor does it address the effect of any applicable state and local or foreign tax law.

  PAYMENTS OF INTEREST

     Interest paid on Convertible Preferred Securities to a Non-U.S. Holder should qualify as "portfolio interest" on which no withholding of U.S. income tax is imposed, provided (i) such holder does not own, actually or constructively 10% or more of the total combined voting power of all classes of stock of the Company, (ii) such holder is not a controlled foreign corporation that is related directly or indirectly to the Company, and (iii) either (a) the beneficial owner of the Convertible Preferred Securities certifies to the Company or its agent on IRS Form W-8 BEN (or applicable substitute form) under penalties of perjury, that is not a U.S. Holder and provides its name and address or (b) a securities clearing organization, bank, or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds Convertible Preferred Securities certifies to the Company or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof.

     If a Non-U.S. Holder of Convertible Preferred Securities is engaged in a trade or business in the United States, and if interest on the Convertible Preferred Securities is effectively connected with the conduct of such trade or business (or, in the case of an applicable tax treaty, is attributable to a U.S.

permanent establishment maintained by the Non-U.S. Holder) the Non-U.S. Holder, although exempt from U.S. withholding tax, will generally be subject to regular U.S. Federal income tax on such interest in the same manner as if it were a U.S. Holder. In order to establish an exemption from U.S. withholding tax, such Non-U.S. Holder must provide to the Issuer or its agent a properly executed IRS Form W-8ECI (or applicable substitute form). In addition to regular U.S. Federal income tax, if such Non-U.S. Holder is a foreign corporation, it may be subject to a U.S. branch profits tax.

     The final Treasury withholding tax regulations ("Final Regulations") would require, in the case of Convertible Preferred Securities held by a foreign partnership, that (i) the certification described above be provided by the partners rather than by the foreign partnership, and (ii) the partnership provide certain information, including a U.S. taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. The Final Regulations are generally effective for payments made after December 31, 2000. The Final Regulations would alter the procedures for claiming the benefit of an income tax treaty and change the certification procedures relating to the receipt by intermediaries of payments on behalf of a beneficial owner of Convertible Preferred Securities. Prospective investors should consult their tax advisors concerning the effect, if any, of such Final Regulations on an investment in Convertible Preferred Securities.

  DIVIDENDS

     If it is determined that the Convertible Junior Subordinated Debentures are not classified as an indebtedness of the Company for United States Federal income tax purposes, or if the Convertible Preferred Securities are converted into Class A Common Stock, any dividend paid by the Company with respect to the Convertible Preferred Securities, or the Class A Common Stock into which they were converted, as the case may be, will generally be subject to withholding of United States Federal income tax at the rate of 30% (unless reduced by an applicable income tax treaty), unless the dividend is effectively connected with the conduct of a trade or business in the United States by a Non-U.S. Holder, in which case the dividend will be subject to the United States Federal income tax on a net income that applies to United States persons generally (and with respect to corporate shareholders and under certain circumstances, the branch profit tax). If a Non-U.S. Holder is treated as receiving a deemed dividend as a result of the adjustment of the conversion price of the Convertible Preferred Securities as described above, such deemed dividend will generally be subject to the same rules. Under current regulations, dividends paid to an address in a foreign country are presumed to be paid to a resident of that country for the purpose of determining the applicable income tax treaty rate, but regulations issued pursuant to certain income tax treaties may require certain certification and proof of residence to be furnished. The Final Regulations contain certain certification requirements with respect to payments of dividends made after December 31, 2000.

  CONVERSION

     A Non-U.S. Holder will be subject to the same rules described above under "-- Conversion of Convertible Preferred Securities Into Class A common stock" on the conversion of the Convertible Preferred Securities into Company Common Stock.

  SALES OF CONVERTIBLE PREFERRED SECURITIES OR CLASS A COMMON STOCK

     A Non-U.S. Holder will not be subject to tax on any gain (except for gain attributable to accrued and unpaid interest, which would be treated as interest subject to the rules described above) recognized upon the sale or other disposition of the Convertible Preferred Securities (or the Class A common stock to which it was converted, or upon receipt of cash in lieu of fractional shares upon conversion of the Convertible Preferred Securities into Class A common stock) unless (i) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions apply, (ii) the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States, or
(iii) the Company is, or during the preceding five years has been, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code and either (a) if the Convertible Preferred

Securities are considered to be "regularly traded interests," the Non-U.S. Holder beneficially owns (actually or constructively), or during the preceding five years has beneficially owned (actually or constructively), more than five percent of the Convertible Preferred Securities, or (b) if the Convertible Preferred Securities are not considered to be regularly traded interests, the Non-U.S. Holder beneficially owned (actually or constructively), on the date it acquired any Convertible Preferred Securities, Convertible Preferred Securities having a fair market value greater than the fair market value of five percent of the Class A common stock. A Non-U.S. Holder will not be subject to tax on any gain recognized upon the sale or other disposition of the Company Common Stock unless such Non-U.S. Holder is described in sub-sections (i) or (ii) above, or if the Company is, or during the preceding five years has been, a "United
States real property holding corporation" within the meaning of section 897(c)(2) of the Code and the Non-U.S. Holder beneficially owns (actually or constructively), or during the preceding five years has beneficially owned (actually or constructively), more than five percent of the Company Common Stock.

     A corporation is generally considered a "United States real property holding corporation" if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. It is not clear whether the Company is, or has been during the preceding five years, a "United States real property holding corporation" and accordingly, Non-U.S. Holders should consult their own tax advisors regarding the investment in the Convertible Preferred Securities.

  INFORMATION REPORTING AND BACKUP WITHHOLDING

     Under current law, information reporting and backup withholding will not apply to payments of principal and interest made by the Issuer or a paying agent to a Non-U.S. Holder on a Convertible Preferred Securities; provided that the certification described under "Payments of Interest" above is received; and provided further that the payor does not have actual knowledge that the holder is a U.S. person.

     Payments of the proceeds from the sale by or redemption from a Non-U.S. Holder of Convertible Preferred Securities, or any payment of the proceeds of the sale of Class A common stock, made to or through a foreign office of a broker will not be subject to information reporting or backup with-holding. However, if the broker is (i) a U.S. person, (ii) a controlled foreign corporation for U.S. tax purposes, or (iii) a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period, information reporting (but not backup withholding) may apply to such payments, unless (a) such broker has documentary evidence in its records that the beneficial owner is not a U.S. person and certain other conditions are met or (b) the beneficial owner otherwise establishes an exemption. Payments of the proceeds from the sale of Convertible Preferred Securities or Class A common stock to or through the U.S. office of a broker are subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its non-U.S. status or otherwise establishes an exemption from information reporting and backup withholding. If paid to an address outside the United States, dividends on the Convertible Preferred Securities and Class A Common Stock held by a Non-U.S. Holder generally will not be subject to the information reporting and backup withholding requirements described in this section. However, under the Final Regulations, dividend payments will be subject to information reporting and backup withholding unless certain certification requirements are satisfied.

     Backup withholding is not an additional tax. Rather, any amounts withheld from a payment to a holder under the backup withholding rules are allowed as a refund or a credit against such holder's U.S. Federal income tax, provided that the required information is furnished to the United States Internal Revenue Service.

                          CERTAIN ERISA CONSIDERATIONS

     Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan") should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Convertible Preferred Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA, whether the investment could result in an improper delegation of fiduciary authority and whether the investment would be consistent with the documents and instruments governing the Plan.

     Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or
Section 4975 of the Code.

     Under a regulation (the "Plan Assets Regulation") issued by the United States Department of Labor (the "DOL"), the assets of the Issuer would be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Code if "plan assets" of the Plan were used to acquire an equity interest in the Issuer and no exception were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

     Pursuant to an exception contained in the Plan Assets Regulation, the assets of the Issuer would not be deemed to be "plan assets" of investing
Plans if, immediately after the most recent acquisition of any equity interest in the Issuer, less than 25% of the value of each class of equity interests in the Trust were held by Plans, other employee benefit plans not subject to ERISA or Section 4975 of the Code (such as governmental, church and foreign plans), and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"). No assurance can be given that the value of the Convertible Preferred Securities held by Benefit Plan Investors will be less than 25% of the total value of such Convertible Preferred Securities at the completion of the initial offering or otherwise. All of the Common Securities will be purchased and held by the Company.

     Certain transactions involving the Issuer could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan if the Convertible Preferred Securities were acquired with "plan assets" of such Plan and assets of the Issuer were deemed to be "plan assets" of Plans investing in the Issuer. For example, if the Company is a Party in Interest with respect to an investing Plan (either directly or by reason of its ownership of its subsidiaries), extensions of credit between the Company and the Issuer (as represented by the Convertible Junior Subordinated Debentures and the Guarantee) would likely be prohibited by
Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below). Because the assets of the Issuer may be considered "plan assets" for ERISA purposes as a result of a Plan's acquisition and holding of Convertible Preferred Securities, a Plan fiduciary should consider (a) whether powers which potentially may be exercised by any person or entity with respect to the Issuer or its assets would result in such person or entity being potentially deemed to be a fiduciary and, therefore, a Party in Interest with respect to a Plan acquiring or holding Convertible Preferred Securities and (b) if so, whether such acquisition and holding could result in a delegation of fiduciary authority which is impermissible under the Plan's governing instruments or any investment management agreement with the Plan. In making such determination, a Plan fiduciary should note that prior to a default, the Issuer Trustees will have only limited custodial and ministerial authority with respect to the assets of the Issuer.

     The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Convertible Preferred Securities, assuming that assets of the Trust were deemed to be "plan assets" of Plans investing in the Issuer (see above). Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by qualified professional asset managers).

     Because the Convertible Preferred Securities may be deemed to be equity interests in the Issuer for purposes of applying ERISA and Section 4975 of Code, the Convertible Preferred Securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in an entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14. Any purchaser of holder of the Convertible Preferred Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14. See "Transfer Restrictions." Further, the fiduciaries of any Plan or Plan Asset Entity which may purchase or hold Convertible Preferred Securities will be deemed as a result of such acquisition or holding to have (a) directed the Issuer to invest in the Convertible Preferred Securities, (b) authorized and directed any of the actions taken or which may be taken with respect to the Issuer and the Convertible Preferred Securities by any of the Company, the Issuer Trustees, the Debenture Trustee, or the Guarantee Trustee as contemplated by the Indenture, the Convertible Junior Subordinated Debentures or the Guarantee and (c) to have appointed the Issuer Trustees.

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Convertible Preferred Securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences if the assets of the Issuer were deemed to be "plan assets" and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

                              REGISTRATION RIGHTS

     The Company and the Trust entered into a registration agreement with the Initial Purchaser (the "Registration Agreement") in connection with the issuance and sale of the Convertible Preferred Securities (the "Original Offering") for the benefit of the holders of the Convertible Preferred Securities wherein the Company and the Trust agreed, at the Company's sole expense, to (i) file as soon as practicable, but in no event more than 60 days after the Original Offering Date a shelf registration (the "Shelf Registration Statement") covering resales of the Convertible Preferred Securities, the Guarantee, the Convertible Junior Subordinated Debentures and the related Class A common stock issuable upon conversion thereof (the "Registerable Securities"), (ii) use their best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act within 150 days after the Closing Date and (iii) use their best efforts to keep effective the Shelf Registration Statement for two years or such other period as required under Rule 144(k) of the Securities Act or any successor rule thereto or, if earlier, such time as all of the applicable

Registerable Securities have been sold thereunder. The Company will provide to each holder for whom such Shelf Registration Statement was filed copies of this prospectus notify each such holder when the Shelf Registration Statement for the Registerable Securities has become effective and take certain other actions as are required to permit unrestricted resales of the Registerable Securities. A holder that sells Registerable Securities pursuant to the Shelf Registration Statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Agreement that are applicable to such a holder (including certain indemnification rights and obligations).

     If (i) within 150 days of the Original Offering Date the Shelf Registration Statement has not been declared effective by the Commission, or (ii) in the event that a Shelf Registration Statement is declared effective by the Commission, the Company or the Trust fails to keep such Shelf Registration Statement continuously effective and usable (subject to certain exceptions) for the period required by the Registration Agreement (each such event referred to in clauses (i) and (ii) a "Registration Default"), then additional interest ("Special Interest") will accrue on the Convertible Junior Subordinated Debentures (including in respect of amounts accruing during any Deferral Period), and corresponding additional distributions (the "Special Distributions") will accrue on the Trust Securities, in each case from and including the day following such Registration Default to but excluding the day on which such Registration Default has been cured or has been deemed to have been cured. Special Interest and Special Distributions will be paid in cash quarterly in arrears on each Interest Payment Date commencing with the first Interest Payment Date following the applicable Registration Default and will accrue at a rate such that the interest rate or distribution rate, as the case may, will be increased 0.50% per annum of the principal amount or liquidation amount, as applicable. Following the cure of a Registration Default, Special Interest and Special Distributions will cease to accrue with respect to such Registration Default.

     Each Registerable Security contains a legend to the effect that the holder thereof, by its acceptance thereof, will be deemed to have agreed to be bound by the provisions of the Registration Agreement.

     The Registration Agreement is governed by, and will be construed in accordance with, the laws of the State of New York. The summary herein of certain provisions of the Registration Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Agreement, a form of which is available upon request to the Company. See "Where You Can Find More Information."

                                SELLING HOLDERS

     The Convertible Preferred Securities were originally issued by the Trust and sold by Credit Suisse First Boston Corporation (the "Initial Purchaser") in a transaction exempt from the registration requirements of the Securities Act, to persons reasonably believed by such Initial Purchaser to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act). The holders named below and their transferees, pledgees, donees or successors (collectively, the "Selling Holders") may from time to time offer and sell pursuant to this prospectus any or all of the Convertible Preferred Securities, any Convertible Junior Subordinated Debentures and Class A common stock issued upon conversion of the Convertible Preferred Securities.

     The following table sets forth information with respect to the Selling Holders of the Convertible Preferred Securities and the respective number of Convertible Preferred Securities and Class A common stock beneficially owned by each Selling Holder that may be offered pursuant to this prospectus.

                                        PRINCIPAL AMOUNT
                                         OF CONVERTIBLE         NUMBER OF
                                           PREFERRED        SHARES OF CLASS A        NUMBER OF
                                           SECURITIES            COMMON          SHARES OF CLASS A
                                          BENEFICIALLY         STOCK OWNED            COMMON
                                           OWNED AND          PRIOR TO THE         STOCK OFFERED
           SELLING HOLDER                OFFERED HEREBY        OFFERING(1)           HEREBY(2)
-------------------------------------   ----------------    -----------------    -----------------
AAM/Zazove Institutional Income Fund,
  L.P................................     $  2,000,000             97,860               97,860
AFTRA Health Fund....................     $    625,000             30,581               30,581
AIM Capital Development Fund.........     $  5,980,000            292,601              292,601
AIM VI Capital Development Fund......     $     20,000                978                  978
Argent Classic Convertible Arbitrage
  Fund L.P...........................     $  6,250,000            305,812              305,812
Argent Classic Convertible Arbitrage
  Fund (Bermuda) L.P.................     $  7,500,000            366,975              366,975
Argent Growth Fund Ltd...............     $    400,000             19,572               19,572
Brown & Williamson Tobacco Corp.
  Master Retirement Trust............     $    150,000              7,339                7,339
Buffalo High Yield Fund..............     $  1,000,000             48,930               48,930
Castle Convertible Fund, Inc.........     $  1,000,000             48,930               48,930
Century National Insurance Company...     $    420,000             20,550               20,550
The Cincinnati Insurance Company.....     $  2,500,000            122,325              122,325
First Mercury Insurance
  Company--Total Return..............     $     30,000              1,467                1,467
Forest Alternative Strategies Fund II
  LP A5M.............................     $     15,000                733                  733
Forest Alternative Strategies Fund II
  LP A5I.............................     $     25,000              1,223                1,223
Forest Convertible Fund..............     $    300,000             14,679               14,679
Forest Fulcrum Fund LP...............     $    810,000             39,633               39,633
Forest Global Convertible Fund Series
  A-5................................     $  1,500,000             73,395               73,395
Forest Performance Fund..............     $    200,000              9,786                9,786
GPTC Fixed Pension Fund..............     $    400,000             19,572               19,572
GPTC Fixed Fund of Personal Trusts...     $    100,000              4,893                4,893
Great Plains Fixed Pension Fund......     $    400,000             19,572               19,572
The Gabelli Global Convertible
  Securities Fund....................     $    200,000              9,786                9,786
Heritage Income Growth Trust.........     $  1,250,000             61,162               61,162
Jackson National Life/Eagle Care
  Equity Series......................     $    165,000              8,073                8,073
J.P. Morgan & Co. Inc................     $ 10,000,000            980,600              489,300
LLT Limited..........................     $     25,000              1,223                1,223
The Long Family Charitable Remainder
  Trust..............................     $     25,000              1,223                1,223
MainStay Convertible Fund............     $  1,500,000             73,395               73,395
MainStay Strategic Value Fund........     $    150,000              7,339                7,339
MainStay VP Convertible Portfolio....     $    750,000             36,697               36,697
Museum of Fine Arts, Boston..........     $      2,300                112                  112
National Union Fire Insurance Co. of
  Pittsburgh.........................     $  1,125,000             55,046               55,046
New Hampshire Retirement System......     $     13,600                665                  665
New York Life Separate Account #7....     $    825,000             40,367               40,367
The Northwestern Mutual Life
  Insurance Company (includes 10,000
  shares held in The Northwestern
  Mutual Life Insurance Company Group
  Annuity Separate Account)..........     $  7,500,000            366,975              366,975
Old United Life Custody Life.........     $    250,000             12,232               12,232

                                             (TABLE CONTINUED ON FOLLOWING PAGE)

                                        PRINCIPAL AMOUNT
                                         OF CONVERTIBLE         NUMBER OF
                                           PREFERRED        SHARES OF CLASS A        NUMBER OF
                                           SECURITIES            COMMON          SHARES OF CLASS A
                                          BENEFICIALLY         STOCK OWNED            COMMON
                                           OWNED AND          PRIOR TO THE         STOCK OFFERED
           SELLING HOLDER                OFFERED HEREBY        OFFERING(1)           HEREBY(2)
-------------------------------------   ----------------    -----------------    -----------------
Pacific Life Insurance Company.......     $  1,000,000             48,930               48,930
Parker-Hannifin Corporation..........     $      2,800                137                  137
ProMutual............................     $      8,500                415                  415
Putnam Balanced Retirement Fund......     $      6,500                318                  318
Putnam Convertible Income-Growth
  Trust..............................     $     53,600              2,662                2,662
Putnam Convertible Opportunities and
  Income Trust.......................     $      6,600                322                  322
Quattro Offshore Fund, Ltd...........     $    250,000             12,232               12,232
Rhone-Poulenc Rorer Pension Plan.....     $      2,900                141                  141
San Diego County Employees Retirement
  Association........................     $  2,000,000             97,860               97,860
SoundShore Holdings Ltd..............     $  3,200,000            156,576              156,576
SoundShore Opportunity Holding Fund
  Ltd................................     $  1,250,000             61,162               61,162
TQA Vantage Fund, Ltd................     $    750,000             36,697               36,697
TQA Vantage Plus Fund, Ltd...........     $    250,000             12,232               12,232
University of Rochester..............     $      2,200                107                  107
Westfield Life Insurance Company.....     $    425,000             20,795               20,795
                                        ----------------    -----------------    -----------------
     Subtotal........................     $ 64,614,000          3,652,887            3,161,587
                                        ----------------    -----------------    -----------------
Unnamed holders of Convertible
  Preferred Securities or any future
  transferees, pledgees, donees or
  successors of or from any such
  named holder(3)(4).................     $ 29,136,000          1,425,601            1,425,601
                                        ----------------    -----------------    -----------------
     Total...........................     $ 93,750,000          5,078,488            4,587,188
                                        ================    =================    =================

------------

(1) Comprises the shares of Class A common stock into which the Convertible Preferred Securities held by such Selling Holder are convertible at the Initial Conversion Price and, in the case of J. P. Morgan & Co. Inc., includes 491,300 additional shares of Class A common stock which are not offered pursuant to this prospectus. The conversion price and the number of shares of Class A common stock issuable upon conversion of the Convertible Preferred Securities are subject to adjustment under certain circumstances. Accordingly, the number of shares of Class A common stock issuable upon conversion of the Convertible Preferred Securities may increase or decrease from time to time.

(2) Assumes conversion into Class A common stock of the full amount of Convertible Preferred Securities held by the Selling Holder at the Initial Conversion Price and the offering of such shares by such Selling Holder pursuant to the registration statement of which this prospectus forms a part. The conversion price and the number of shares of Class A common stock issuable upon conversion of the Convertible Preferred Securities is subject to adjustment under certain circumstances. Accordingly, the number of shares of Class A common stock issuable upon conversion of the Convertible Preferred Securities may increase or decrease from time to time. Fractional shares will not be issued upon conversion of the Convertible Preferred Securities; rather, cash will be paid in lieu of fractional shares, if any.

(3) No such holder may offer Convertible Preferred Securities or Class A common stock pursuant to the registration statement of which this prospectus forms a part until such holder is included as a Selling Holder in a supplement to this prospectus.

(4) Assumes that the unnamed holders of Convertible Preferred Securities or Class A common stock or any future transferees, pledgees, donees or successors of or from any such unnamed holder do not beneficially own any Class A common stock other than the Class A common stock issuable upon conversion of the Convertible Preferred Securities at the Initial Conversion Price.

     None of the Selling Holders has, or within the past three years has had, any position, office or other material relationship with the Trust or the Company or any of their predecessors or affiliates.

     Because the Selling Holders may, pursuant to this prospectus, offer all or some portion of the Convertible Preferred Securities or Class A common stock they presently hold, no estimate can be given as to the amount of the Convertible Preferred Securities or shares of Class A common stock that will be held by the Selling Holders upon termination of any such sales. In addition, the Selling Holders identified above may have sold, transferred or otherwise disposed of all or a portion of their Convertible Preferred Securities or Class A common stock since the date on which they provided the information regarding their Convertible Preferred Securities or Class A common stock, in transactions exempt from the registration requirements of the Securities Act.

     Only Selling Holders identified above who beneficially own the Convertible Preferred Securities or Class A common stock set forth opposite each such Selling Holder's name in the foregoing table on the effective date of the registration statement of which this prospectus forms a part may sell such Convertible Preferred Securities or Class A common stock pursuant to the registration statement. The Company may from time to time include additional Selling Holders in supplements to this prospectus.

     The Company will pay the expenses of registering the Convertible Preferred Securities and Class A common stock being sold hereunder.

                              PLAN OF DISTRIBUTION

     The Offered Securities may be sold from time to purchasers directly by the Selling Holders. Alternatively, the Selling Holders may from time to time offer the Offered Securities to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Holders or the purchasers of such Offered Securities for whom they may act as agents. The Selling Holders and any underwriters, broker/dealers or agents that participate in the distribution of Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of such securities by them and any underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

     The Offered Securities may be sold by the Selling Holders from time to time, in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the Selling Holders. The sale of the Offered Securities may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Offered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) otherwise than on such exchanges or in the over-the-counter market or (iv) through the writing of options. At the time a particular offering of the Offered Securities is made, if required, a Prospectus Supplement will be distributed which will set forth the names of the Selling Holders, the aggregate amount and type of Offered Securities being offered, and, to the extent required, the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Holders and any discounts, commissions or concessions allowed or reallowed or paid to broker/dealers.

     To comply with the securities laws of certain jurisdictions, if applicable, the Offered Securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Offered Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions ro any exemption from registration or qualification is available and is complied with.

     Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Offered Securities may be limited in its ability to engage in market activities with respect to such securities. In addition and without limiting the foregoing, each Selling Holder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Offered Securities by the Selling Holders. All of the foregoing may affect the marketability of the Offered Securities.

     Pursuant to the Registration Rights Agreement, all expenses of the registration of the Offered Securities will be paid by the Company, including, without limitation, Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the Selling Holders will pay all underwriting discounts and selling commissions, if any. The Selling Holders will be indemnified by the Company and the Trust, jointly and severally, against certain civil liabilities, including certain liabilities under the securities Act, or will be entitled to contribution in connection therewith. The Company and the Trust will be indemnified by the Selling Holders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

     Pursuant to the Registration Rights Agreement, the Company is required to use its best efforts to keep the Registration Statement continuously effective for a period of two years from its effective date or such shorter period that will terminate upon the earlier of the date on which the Offered Securities shall have been sold pursuant to the Registration Statement or the date on which the Offered Securities are permitted to be freely sold or distributed to the public pursuant to any exemption from the registration requirements of the Securities Act (including in reliance on Rule 144(k) but excluding in reliance on Rule 144A under the Securities Act). Notwithstanding the foregoing obligations, the Company may, under certain circumstances, postpone or suspend the filing or the effectiveness of the Registration Statement (or any amendments or supplements thereto) or the sale of Offered Securities pursuant thereto.

                                 LEGAL MATTERS

     The validity of the Convertible Preferred Securities, the Convertible Junior Subordinated Debentures, the Guarantee and the Class A common stock issuable upon conversion of the Convertible Preferred Securities will be passed upon by Vinson & Elkins L.L.P.

     Certain matters of Delaware law relating to the validity of the Convertible Preferred Securities will be passed upon by Richards, Layton & Finger, P.A.

     In connection with the offering, certain matters relating to United States Federal income tax considerations will be passed upon for the Company by Vinson & Elkins L.L.P.

                                    EXPERTS

     The financial statements and schedules of Carriage Services, Inc. included in the annual report on Form 10-K for the year ended December 31, 1998 and incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

================================================================================

                            ------------------------

                               CARRIAGE SERVICES
                                 CAPITAL TRUST

                            7% CONVERTIBLE PREFERRED
                                   SECURITIES

                       GUARANTEED TO THE EXTENT SET FORTH
                        HEREIN BY, AND CONVERTIBLE INTO
                            CLASS A COMMON STOCK OF

                            CARRIAGE SERVICES, INC.

                       ---------------------------------
                                   PROSPECTUS
                       ---------------------------------

                                           , 1999

================================================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses in connection with the distribution of the securities covered by this Registration Statement. All of the expenses will be borne by the Company except as otherwise indicated.

Registration fee.....................  $   26,584
Fees and expenses of accountants.....       5,000
Fees and expenses of legal counsel...      30,000
Fees and expenses of Trustee and
  counsel............................       5,000
Printing and engraving expenses......       5,000
Miscellaneous........................       8,937
                                       ----------
     Total...........................  $   80,521
                                       ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

THE COMPANY

     The Company is empowered by Section 145 of the Delaware General Corporation Law (the "DGCL"), subject to the procedures and limitations stated therein, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another corporation or other enterprise, against reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually incurred by him in connection with such action, suit or proceeding, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company is required by Section 145 to indemnify any person against reasonable expenses (including attorneys' fees) actually incurred by him in connection with an action, suit or proceeding in which he is a party because he is or was a director, officer, employee or agent of the company or is or was serving at the request of the company as a director, officer, employee or agent of another corporation or other enterprise, if he has been successful, on the merits or otherwise, in the defense of the action, suit or proceeding. Section 145 also allows a corporation to purchase and maintain insurance on behalf of any such person against any liability asserted against him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section
145. In addition, Section 145 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

     Article 10 of the Company's charter provides that the company shall indemnify and hold harmless any person who was, is, or is threatened to be made a party to a proceeding by reason of the fact that he or she is or was a director or officer of the company while a director or officer of the company, is or was serving at the request of the company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the DGCL. The right to indemnification under
Article 10 of the charter is a contract right which includes, with respect to directors and officers, the right to be paid by the company the expenses incurred in defending any such proceeding in advance of its disposition.

     The Declaration of Trust (the "Declaration") provides that no Trustee, affiliate of any Trustee, or any officers, directors, shareholders, members, partners, employees, representatives or agents of any Trustee, or any employee or agent of the Trust or its affiliates (each an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to any officer, director, shareholder, partner, member, representative or agent of the Trust, any affiliate of the Trust or any holder of Trust Securities for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence (or, in the case of the Property Trustee, negligence) or willful misconduct with respect to such acts or omissions. The directors and officers of the Company and the Regular Trustees are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), which might be incurred by them in such capacities and against which they cannot be indemnified by the Company or the Trust. The Selling Holders will be indemnified by the Company and the Trust, jointly and severally, against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. The Company and the Trust will be indemnified by the Selling Holders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

ITEM 16.  EXHIBITS.

     The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of the Company under the Securities Act or the Exchange Act as indicated in parenthesis:

      EXHIBIT NO.                    DESCRIPTION
-------------------------------------------------------------
           4.1       -- Amended and Restated Certificate of
                        Incorporation, as amended, of
                        Carriage Services, Inc. (incorporated
                        by reference to Exhibit 3.1 to
                        Carriage Services, Inc.'s Annual
                        Report on Form 10-K for its fiscal
                        year ended December 31, 1996).
           4.2       -- Certificate of Amendment dated May 9,
                        1996 (incorporated by reference to
                        Exhibit 10.2 to Carriage Services,
                        Inc.'s Quarterly Report on Form 10-Q
                        for its fiscal quarter ended
                        September 30, 1997).
           4.3       -- Certificate of Decrease, reducing the
                        authorized Series D Preferred Stock
                        (incorporated by reference to Exhibit
                        10.3 to Carriage Services, Inc.'s
                        Quarterly Report on Form 10Q for its
                        fiscal quarter ended September 30,
                        1997).
           4.4       -- Certificate of Decrease, reducing the
                        authorized Series F Preferred Stock
                        (incorporated by reference to Exhibit
                        10.4 to Carriage Services, Inc.'s
                        Quarterly Report on Form 10-Q for its
                        fiscal quarter ended September 30,
                        1997).
           4.5       -- Amended and Restated Bylaws of
                        Carriage Services, Inc. (incorporated
                        by reference to Exhibit 3.2 to
                        Carriage Services, Inc.'s
                        Registration Statement on Form S-1
                        (File No. 333-05545)).
          *4.6       -- Certificate of Trust of Carriage
                        Services Capital Trust.
          *4.7       -- Amended and Restated Declaration of
                        Trust of Carriage Services Capital
                        Trust, dated as of June 3, 1999,
                        among Carriage Services, Inc. as
                        Sponsor, Wilmington Trust Company as
                        Property Trustee, Wilmington Trust
                        Company as Delaware Trustee, and Mark
                        W. Duffey, Thomas C. Livengood and
                        Terry E. Sanford as Administrative
                        Trustees.
          *4.8       -- Indenture for the Convertible Junior
                        Subordinated Debentures due 2029,
                        dated as of June 3, 1999, among
                        Carriage Services, Inc. as Issuer,
                        and Wilmington Trust Company as
                        Indenture Trustee.
           4.9       -- Form of Carriage Services, Inc. Class
                        A common stock Certificate
                        (incorporated by reference to Exhibit
                        4.1 to Carriage Services, Inc.'s
                        Registration Statement on Form S-1
                        (File No. 333-05545).

           4.10      -- Form of Carriage Services Capital
                        Trust 7% Convertible Preferred
                        Securities (included in Exhibit 4.7).
           4.11      -- Form of Carriage Services, Inc.
                        Convertible Junior Subordinated
                        Debentures due 2029 (included in
                        Exhibit 4.8)
          *4.12      -- Preferred Securities Guarantee, dated
                        as of June 3, 1999, between Carriage
                        Services, Inc. as Guarantor, and
                        Wilmington Trust Company as Guarantee
                        Trustee.
          *4.13      -- Common Securities Guarantee, dated as
                        of June 3, 1999, by Carriage
                        Services, Inc. as Guarantor.
          *4.14      -- Amendment No. 1 to Amended and
                        Restated Declaration of Trust of
                        Carriage Services Capital Trust
                        included as Exhibit 4.7 herein.
         **4.15-- Amendment No. 2 to Amended and Restated Declaration of Trust of Carriage Services Capital Trust.
          *5.1       -- Opinion of Vinson & Elkins L.L.P. as
                        to the legality of the Convertible
                        Preferred Securities, the Convertible
                        Junior Subordinated Debentures,
                        Preferred Securities Guarantee and
                        Class A common stock being registered
                        hereby.
          *5.2       -- Opinion of Richards, Layton & Finger,
                        P.A. as to certain matters of
                        Delaware law.
         **8.1       -- Opinion of Vinson & Elkins L.L.P. as
                        to certain tax matters.
         *10.1       -- Registration Rights Agreement, dated
                        June 3, 1999, by and among Carriage
                        Services Capital Trust, Carriage
                        Services, Inc. and Credit Suisse
                        First Boston Corporation.
        **23.1       -- Consent of Arthur Andersen LLP,
                        independent auditors.
          23.2       -- Consent of Vinson & Elkins L.L.P.
                        (included in the opinions filed as
                        Exhibits 5.1 and 8.1).
          24.1       -- Powers of Attorney (included on the
                        signature page of the initial filing
                        of this Registration Statement)
         *25.1       -- Form T-1 Statement of Eligibility
                        under the Trust Indenture Act of
                        1939, as amended, of Wilmington Trust
                        Company, as Indenture Trustee under
                        the Convertible Junior Subordinated
                        Debentures Indenture due 2029.
         *25.2       -- Form T-1 Statement of Eligibility
                        under the Trust Indenture Act of
                        1939, as amended, of Wilmington Trust
                        Company as Property Trustee under the
                        Amended and Restated Declaration of
                        Trust.
         *25.3       -- Form T-1 Statement of Eligibility
                        under the Trust Indenture Act of
                        1939, as amended, of Wilmington Trust
                        Company as Preferred Guarantee
                        Trustee under the Preferred
                        Securities Guarantee.

------------

 * Previously filed.

** Filed herewith.

ITEM 17.  UNDERTAKINGS

     (a)  The registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  The registrant hereby undertakes that:

          (1) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) That, for purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions set forth in Item 15, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (e) The registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(6)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Carriage Services, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 25, 1999.


                                          CARRIAGE SERVICES, INC.


                                          By: /s/ MELVIN C. PAYNE
                                              ----------------------
                                                  MELVIN C. PAYNE
                                           CHAIRMAN OF THE BOARD AND CHIEF
                                                 EXECUTIVE OFFICER

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 25th day of October, 1999.

                      SIGNATURES                                                  TITLE
------------------------------------------------------  ---------------------------------------------------------
                  /s/MELVIN C. PAYNE                    Chairman of the Board and Chief Executive Officer and
               --------------------------                 Director (Principal Executive Officer)
                     MELVIN C. PAYNE

                  /s/MARK W. DUFFEY                     President and Director
               --------------------------
                    MARK W. DUFFEY

                /s/THOMAS C. LIVENGOOD                  Executive Vice President, Chief Financial Officer and
               --------------------------                 Secretary (Principal Financial Officer)
                   THOMAS C. LIVENGOOD

                 /s/TERRY E. SANFORD                    Corporate Controller (Principal Accounting Officer)
               --------------------------
                   TERRY E. SANFORD

                          *                             Director
               --------------------------
                   C. BYRON SNYDER

                                                        Director
               --------------------------
                  BARRY K. FINGERHUT

                          *                             Director
               --------------------------
                  GREG M. BRUDNICKI

                          *                             Director
               --------------------------
                  RONALD A. ERICKSON

                          *                             Director
               --------------------------
                  ROBERT D. LARRABEE

                          *                             Director
               --------------------------
                  STUART W. STEDMAN

                *By: /s/MARK W. DUFFEY
               --------------------------
                    MARK W. DUFFEY
                   ATTORNEY-IN-FACT

                                   SIGNATURES

     Pursuant to the Securities Act of 1933, as amended, Carriage Services Capital Trust has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 25, 1999.


                                             CARRIAGE SERVICES CAPITAL TRUST


                                             By: /s/ TERRY E. SANFORD
                                                 ------------------------
                                                     TERRY E. SANFORD,
                                                 AS ADMINISTRATIVE TRUSTEE

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 25th day of October, 1999.


                   SIGNATURES                          TITLE
                 ---------------                     ---------

               /s/MARK W. DUFFEY                  Administrative Trustee
            --------------------------
                 MARK W. DUFFEY

             /s/THOMAS C. LIVENGOOD               Administrative Trustee
            --------------------------
              THOMAS C. LIVENGOOD

              /s/TERRY E. SANFORD                 Administrative Trustee
            --------------------------
                TERRY E. SANFORD

                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 1, 1999 included in Carriage Services Inc.'s Form 10-K for the year ended December 31, 1998, and to all references to our Firm included in this registration statement.


ARTHUR ANDERSEN LLP
Houston, Texas
October 25, 1999